UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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Consolidated Graphics, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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ConsolidatedGraphics

July 9, 2013

Dear Shareholder:

You are cordially invited to attend the 2013 Annual Meeting of Shareholders (the “Annual Meeting”) to be held at the Grand Hyatt San Antonio, 600 E. Market Street, San Antonio, Texas 78205, on Thursday, August 8, 2013, at 5:00 p.m., Central Daylight Time.  For those who cannot be present at this Annual Meeting, we urge you to participate by providing your voting instructions by internet or telephone or by indicating your choices on the enclosed proxy card and completing and returning it at your earliest convenience.  If you sign and return your proxy card without specifying your choices, it will be understood that you wish to have your shares voted in accordance with the Board of Directors’ recommendations.

This booklet includes the Notice of Annual Meeting of Shareholders and the Proxy Statement, which contains details of the business to be conducted at the Annual Meeting.  The Company’s Annual Report to Shareholders, which is not part of the Proxy Statement, is also enclosed and provides additional information regarding the financial results of the Company for the fiscal year ended March 31, 2013.

It is important that your shares are represented at the meeting, whether or not you are able to attend personally.  Accordingly, please vote promptly by telephone or internet, or sign, date and mail promptly the enclosed proxy card in the envelope provided.

On behalf of the Board of Directors, thank you for your cooperation and continued support.

/s/ Joe R. Davis

Joe R. Davis
Chairman of the Board and
Chief Executive Officer

Consolidated Graphics, Inc.
5858 Westheimer, Suite 200
Houston, Texas 77057
(713) 787-0977

VOTING THE PROXY CARD

Please complete, sign, date and return the accompanying proxy card promptly in the enclosed addressed envelope.  Postage need not be affixed to the envelope if mailed in the United States.   The immediate return of your proxy card will be of great assistance in preparing for the Annual Meeting and is therefore urgently requested, even if you plan to attend the Annual Meeting in person.  If you attend the Annual Meeting and make arrangements to vote in person, your proxy card will not be used.  Alternatively, you can vote your shares by telephone or internet as set forth in the proxy card.

IF YOU PLAN TO ATTEND THE ANNUAL MEETING IN PERSON

The Annual Meeting will be held at 5:00 p.m., Central Daylight Time, on Thursday, August 8, 2013, at the Grand Hyatt San Antonio, 600 E. Market Street, San Antonio, Texas 78205.  Signs will direct you to the conference room where the Annual Meeting will be held.

If your shares are not registered in your own name and you plan to attend the Annual Meeting and vote your shares in person, you should contact your broker or agent in whose name your shares are registered to obtain a broker’s proxy and an account statement or a letter from the record holder indicating that you owned the shares on the record date, and bring same to the Annual Meeting in order to vote.  In addition, please bring a valid form of personal picture identification with you.

ConsolidatedGraphics

Consolidated Graphics, Inc.
5858 Westheimer, Suite 200
Houston, Texas 77057

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

Thursday, August 8, 2013
5:00 p.m. Central Daylight Time

To the Shareholders:

The 2013 Annual Meeting of Shareholders (the “Annual Meeting”) of Consolidated Graphics, Inc. (the “Company”) will be held at the Grand Hyatt San Antonio, 600 E. Market Street, San Antonio, Texas 78205, on Thursday, August 8, 2013, at 5:00 p.m., Central Daylight Time, for the following purposes:

1.                                     To elect two Class II directors to serve on the Company’s Board of Directors for terms of three years and until their successors are duly elected and qualified or until the earlier of their resignation or removal (Proposal 1).

2.                                     To approve, by a shareholder non-binding advisory vote, the compensation paid by the Company to its named executive officers, commonly referred to as a “Say on Pay” proposal (Proposal 2).

3.                                     To reapprove the material terms of the performance measures under the Consolidated Graphics, Inc. Annual Incentive Compensation Plan (Proposal 3).

4.                                     To ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending March 31, 2014 (Proposal 4).

5.                                     To transact such other business as may properly come before the meeting or any adjournment(s) or postponement(s) thereof.

Only shareholders of record as of the close of business on June 21, 2013, the record date, are entitled to receive notice of, and to vote at, the Annual Meeting and any adjournment(s) or postponement(s) thereof.  A list of such shareholders shall be open to the examination of any shareholder of record during normal business hours, for a period of ten days prior to the meeting, at the principal executive offices of the Company, located at 5858 Westheimer, Suite 200, Houston, Texas 77057, and shall also be open to examination at the Annual Meeting and any adjournment(s) or postponement(s) thereof.

By Order of the Board of Directors

/s/ Jon C. Biro

Jon C. Biro
Secretary

Houston, Texas
July 9, 2013

IT IS IMPORTANT THAT YOUR STOCK BE REPRESENTED AT THE ANNUAL MEETING REGARDLESS OF THE NUMBER OF SHARES YOU HOLD.  PLEASE COMPLETE, SIGN AND MAIL THE ENCLOSED PROXY CARD IN THE ACCOMPANYING ENVELOPE EVEN IF YOU INTEND TO BE PRESENT AT THE ANNUAL MEETING, OR PROVIDE YOUR VOTING INSTRUCTIONS BY INTERNET OR TELEPHONE AS SET FORTH IN THE PROXY CARD.

Important Notice Regarding Internet Availability of Proxy Materials for

the Shareholders Meeting Dated August 8, 2013

Our proxy materials relating to our 2013 Annual Meeting (notice, proxy statement, proxy and 2013 Annual Report to Shareholders) and our proxy materials relating to all future Annual Meetings of Shareholders will be available on our Web site at www.cgx.com.  For the date, time and location of the 2013 Annual Meeting and an identification of the matters to be voted upon at the 2013 Annual Meeting, please see the “Notice of Annual Meeting of Shareholders”. For the Board’s recommendations regarding those matters, please refer to “Proposal 1 – For the Election of Class II Directors”, “Proposal 2 – Shareholder Advisory Vote to Approve Executive Compensation”, “Proposal 3 – Reapproval of the Material Terms of the Performance Measures under the Consolidated Graphics, Inc. Annual Incentive Compensation Plan”, and “Proposal 4 – Ratify the Appointment of KPMG LLP as Company’s Independent Registered Public Accounting Firm”.  For information on how to obtain directions to be able to attend the meeting and vote in person, please call the Grand Hyatt San Antonio at
210-224-1234.

ConsolidatedGraphics

Consolidated Graphics, Inc.
5858 Westheimer, Suite 200
Houston, Texas 77057

PROXY STATEMENT

INTRODUCTION

The accompanying proxy is solicited by and on behalf of the Board of Directors (the “Board”) of Consolidated Graphics, Inc., a Texas corporation (the “Company”), for use only at the 2013 Annual Meeting of Shareholders (the “Annual Meeting”) to be held at the Grand Hyatt San Antonio, 600 E. Market Street, San Antonio, Texas 78205, on Thursday, August 8, 2013, at 5:00 p.m., Central Daylight Time, and at any adjournment(s) or postponement(s) thereof.  The approximate date on which this Proxy Statement and accompanying proxy will first be made available or sent to shareholders is July 9, 2013.

Each proxy executed and returned by a shareholder may be revoked at any time before it is voted at the Annual Meeting by filing a written instrument revoking it with the Secretary at the Company’s executive offices, by execution and return of a later-dated proxy, or by appearing at the Annual Meeting and making arrangements to vote in person.  The executive offices of the Company are located at 5858 Westheimer, Suite 200, Houston, Texas 77057.

ACTION TO BE TAKEN UNDER PROXY

Proxies in the accompanying form will be voted in accordance with the specifications made thereon and, where no specifications are given, such proxies will be voted (i) FOR the election of the two nominees named herein to serve as Class II directors and if one or more of such nominees should become unavailable for election for any reason, then FOR the election of any substitute nominee(s) that the Board may propose, (ii) FOR a resolution in which the shareholders approve, on an advisory basis, the compensation paid to the Company’s named executive officers as set forth in this Proxy Statement, (iii) FOR the reapproval of the material terms of the performance measures under the Consolidated Graphics, Inc. Annual Incentive Compensation Plan and (iv) FOR the ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending March 31, 2014.

Management of the Company did not receive any shareholder proposals for inclusion in this Proxy Statement by the date prescribed therefor and is not aware of any other matters to be presented for action at the Annual Meeting.  If, however, any other matters properly come before the Annual Meeting, it is intended that the persons named in the accompanying proxy card will vote at their discretion pursuant to the proxy card in accordance with their best judgment on such matters.

RECORD DATE AND VOTING PROCEDURES

The Board has fixed the close of business on June 21, 2013 as the record date for the determination of shareholders entitled to receive notice of, and to vote at, the Annual Meeting and any adjournment(s) or postponement(s) thereof.  The issued and outstanding shares of Common Stock, par vote $0.01 per share (the “Common Stock”) of the Company as of the close of business on June 21, 2013, consisted of 9,637,642 shares, each of which is entitled to one vote on each matter to be voted on at the Annual Meeting.  Under the Company’s Third Amended and Restated By-laws, as amended (the “By-laws”), and in accordance with the Texas Business Organizations Code, the holders of a majority of the total issued and outstanding shares of Common Stock on the record date, present in person or represented by proxy and entitled to vote thereat, will constitute a quorum for the transaction of business at the Annual Meeting.  The persons whom we appoint to act as inspectors of election will determine whether a quorum exists.

If a quorum is not present at the Annual Meeting or if there are insufficient votes at the time of the Annual Meeting to approve any of the foregoing proposals, the Annual Meeting may be adjourned or postponed until such time and place as is determined by a vote of the holders of a majority of the shares of Common Stock represented in person or by proxy and entitled to vote at the Annual Meeting to permit further solicitation of proxies by the Company. Proxies given pursuant to this current solicitation and not subsequently revoked will be voted at any later continuance of the Annual Meeting in the manner set forth above.

The Restated Articles of Incorporation of the Company, as amended to date (the “Articles of Incorporation”), do not permit cumulative voting.  The affirmative vote of a majority of the shares of Common Stock, represented in person or by proxy, and entitled to vote at a meeting at which a quorum is present is required for the election of directors, the approval of “Say on Pay”, the reapproval of the material terms of the performance measures under the Consolidated Graphics, Inc. Annual Incentive Compensation Plan (the “Annual Bonus Plan”) that was approved by our shareholders in 2008 and the ratification of appointment of the Company’s independent registered public accounting firm. Although the advisory votes on Proposal 2 is non-binding, as provided by law, our Board will review the results of the vote and will take it into account in making a determination concerning executive compensation.  If the appointment of the Company’s independent registered public accounting firm is not ratified by the shareholders, the Audit Committee and the Board may reconsider its appointment and endorsement, respectively. Even if the selection is ratified, the Audit Committee may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and its shareholders.

Shares that are entitled to be voted by a shareholder who is present, in person or by proxy, at the Annual Meeting but who abstains from voting or withholds a vote (collectively, “abstentions”), will be treated as shares that are present and entitled to vote for purposes of determining the presence of a quorum.  “Broker nonvotes” are also treated as shares that are present for purposes of determining the presence of a quorum.  A broker nonvote occurs when a broker is present at the meeting or returns a proxy but does not have discretionary voting power to vote on a specific matter (such as non-routine matters) and has not received timely voting instructions from the beneficial owner with respect to such matter.  A broker has discretionary voting power (including the power to abstain) under the current rules of the exchange on which the Company’s shares are traded, The New York Stock Exchange, Inc. (“NYSE”), on the ratification of appointment of the independent registered public accounting firm, which is considered a routine matter, but does not have discretionary voting power on non-routine matters such as the election of directors, “Say on Pay” and the reapproval of the material terms of the performance measures under the Annual Bonus Plan.

In determining the results of voting at the Annual Meeting, an abstention will have the same effect as a vote against the nominated directors, against “Say on Pay”, against the reapproval of the material terms of the performance measures under the Annual Bonus Plan and against the ratification of appointment of Company’s independent registered public accounting firm.  With respect to the election of directors, the approval of “Say on Pay” and the reapproval of the material terms of the performance measures under the Annual Bonus Plan, broker non-votes are not treated as entitled to vote and therefore will have no impact on such proposals.

PROPOSAL 1 - FOR THE ELECTION OF CLASS II DIRECTORS

Pursuant to the Company’s By-laws, the Board is currently comprised of six directors and is divided into three classes, with each class serving a three-year term.  At each annual meeting of shareholders, one class of directors is elected for a full term of three years to succeed that class of directors whose terms are expiring.  The Board currently consists of Brady F. Carruth, I.T. Corley, Gary L. Forbes, James H. Limmer, Todd A. Reppert and Joe R. Davis, with Messrs. Carruth and Corley constituting the Class I directors, Messrs. Forbes and Limmer constituting the Class II directors and Messrs. Davis and Reppert constituting the Class III directors.  The term of the Class II directors expires at the Annual Meeting.  The terms of the other two classes of directors expire at the 2014 (Class III directors) and 2015 (Class I directors) annual meetings of shareholders.

Unless contrary voting instructions are set forth in the proxy card, it is intended that the individual named in the proxy will vote all shares of Common Stock represented by the proxy for the election of the nominees listed below as the Class II directors. The two Class II directors elected at the Annual Meeting will each serve for a term expiring on the date of the annual meeting of shareholders in 2016 and until his successor has been elected and qualified or until his earlier resignation or removal.  The affirmative vote of a majority of the shares of Common Stock, represented in person or by proxy, and entitled to vote at a meeting at which a quorum is present is required to elect directors.

The Board has appointed a Nominating and Governance Committee and delegated to it the responsibility for evaluating candidates and recommending nominees for election to the Company’s Board of Directors.  The Nominating and Governance Committee determined in its business judgment that the election of Gary L. Forbes and James H. Limmer as the Class II directors of the Company is in the best interest of the Company and its shareholders. The Board subsequently affirmed the recommendation of the Nominating and Governance Committee.

A shareholder may, in the manner set forth in the enclosed proxy card, instruct the proxy holder not to vote that shareholder’s shares for one or more of the named nominees.  Each of the Class II director nominees currently serves as a director on the Board. Each of the nominees has indicated his willingness to serve in such capacity, if elected, but should the candidacy of Mr. Forbes and/or Mr. Limmer for any reason be withdrawn or either nominee becomes unavailable for election, the Nominating and Governance Committee may recommend a replacement nominee and, if such nominee is affirmed by the Board, the individual acting under the duly executed proxies will vote for the election of the replacement nominee.  Management is currently unaware of any circumstances likely to render either nominee unavailable for election.

The following sets forth information concerning each of the nominees for election to the Board and each continuing member of the Board, including their name, age, principal occupation or employment for at least the past five years and the period for which such person has served as a director of the Company.

Nominees for Election as Class II Directors

The following information is furnished with respect to the Class II nominees, who, if elected, will serve on the Board until the 2016 annual meeting of shareholders and until their respective successors are elected and qualified or until the earlier of their resignation or removal.

Gary L. Forbes was Senior Vice President of Equus Total Return, Inc., a publicly traded investment company, from 1991 to March 2010.  Mr. Forbes serves on the board of directors of NCI Building Systems, Inc., a publicly traded manufacturer of prefabricated metal buildings, and serves on its audit committee.  Mr. Forbes previously served on the board of directors of Carriage Services, Inc., a publicly traded death care company, from 2007 to 2009.  Mr. Forbes is a certified public accountant and has been a director of the Company since 1993.  He serves on the Audit Committee and the Executive Committee and is 69 years of age.

Mr. Forbes has decades of public company experience as a director, as well as experience in public and private equity investment management.  Mr. Forbes also has significant experience serving on other public company boards and committees.  Through his many years of service on the Company’s Board, he has also acquired significant knowledge of the commercial printing industry.

James H. Limmer retired from the law firm of Tekell, Book, Matthews & Limmer, L.L.P., in Houston, Texas, in July 2007, where he practiced for 34 years.  Tekell, Book, Matthews & Limmer, L.L.P. specializes in all phases of personal injury and property damage defense.  Mr. Limmer has been a director of the Company since 1985 and serves on the Compensation Committee and the Nominating and Governance Committee.  Mr. Limmer is 71 years of age.

Mr. Limmer has decades of public company experience as a director.  In addition, Mr. Limmer has particular knowledge of operations, risk assessment and legal matters due to his decades of experience as a professional litigation attorney.  Through his many years of service on the Company’s Board, he has also acquired significant knowledge of the commercial printing industry.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RE-ELECTION OF MR. FORBES AND MR. LIMMER AS CLASS II DIRECTORS OF THE COMPANY.  PROXIES THAT ARE RETURNED BUT NOT MARKED TO THE CONTRARY WILL BE SO VOTED.

Continuing Class I Directors

The following information is furnished regarding the Class I directors who will continue to serve on the Board until the 2015 annual meeting of shareholders and until their respective successors are elected and qualified or until the earlier of their resignation or removal.

Brady F. Carruth has been President of Gulf Coast Capital Corporation, a commercial landscaping business, since 1987 and President and Chief Executive Officer of Saratoga Financial Group, an insurance holding company, since 2001.  Mr. Carruth has been a director of the Company since 1985 and serves on the Audit Committee and the Compensation Committee.  Mr. Carruth is 55 years of age.

Mr. Carruth has decades of public company experience as a director.  In addition, he has extensive experience in operational, strategic and leadership matters, derived from his decades of experience in senior management positions for privately held companies.  Through his many years of service on the Company’s Board, Mr. Carruth has also acquired significant knowledge of the commercial printing industry.

I.T. Corley was President and Chief Executive Officer of Strategic Materials, Inc., a privately-held recycling company, from its inception in 1995 until his retirement in 2009.  From 1990 through 1995, Mr. Corley served as the Chief Financial Officer and Chief Operating Officer, and board member of an NYSE-listed public company and the predecessor entity to Strategic Materials, Inc.  Mr. Corley served as a director of Apria Healthcare Group, Inc., an NYSE-listed public company, from 2003 through 2008, and he was the Chairman of the Audit Committee from 2006 until 2008.  Mr. Corley also serves on the board of the Container Recycling Institute and is a certified public accountant.  Mr. Corley has been a director of the Company since 2012 and serves on the Compensation Committee and the Nominating and Governance Committee. He is 68 years of age.

Mr. Corley has extensive financial and accounting experience, managerial and operational experience as the former Chief Financial Officer and Chief Operating Officer of a public company and as the former Chief Executive Officer of a privately-held company, experience as a director of various public companies and considerable experience in corporate finance and mergers and acquisition transactions.

Continuing as Class III Directors

The following information is furnished with respect to the Class III directors, who will continue to serve on the Board until the 2014 annual meeting of shareholders and until their respective successors are elected and qualified or until the earlier of their resignation or removal.

Joe R. Davis has been the Chief Executive Officer and Chairman of the Board of Directors of the Company since it was founded in 1985.  Mr. Davis serves on the Executive Committee. Mr. Davis previously served on the board of directors of Carriage Services, Inc., a publicly traded death care company, from 2003 to 2009.  Mr. Davis is 70 years of age.

Mr. Davis has more than 27 years of experience in the commercial print industry, and as the Company’s founder, has been intimately involved in the formation, growth and leadership of the Company since its inception.  Mr. Davis also has decades of public company experience, including experience serving on another public company board and its committees.

Todd A. Reppert has served as the Executive Vice Chairman of Main Street Corporation (NYSE: MAIN) since 2012 and as a member of its investment and credit committees since 2007 and 2011, respectively. Mr. Reppert serves on the board of directors of Main Street Capital Corporation. Additionally, Mr. Reppert previously served as President of Main Street Corporation from 2007 to 2012 and as Chief Financial Officer from 2007 to 2011. Since 2002, Mr. Reppert has been a senior managing director of Main Street Mezzanine Management, LLC and Main Street Capital Partners, LLC, both of which are now subsidiaries of Main Street Capital Corporation. Mr. Reppert has also been a senior managing director of the general partner for Main Street Capital II, LP, a small business investment company he co-founded, since January 2006. From 2000 to 2002, Mr. Reppert was a senior managing director of the predecessor entity of Main Street Mezzanine Fund.  Prior to that, Mr. Reppert was with a national accounting firm where he assisted in several industry consolidation initiatives, as well as numerous corporate finance and merger/acquisition initiatives. Mr. Reppert has been a director of the Company since 2011 and serves on the Audit Committee and the Nominating and Governance Committee. Mr. Reppert is 44 years of age.

Mr. Reppert has extensive finance and accounting experience, managerial and operational experience as the President and Chief Financial Officer of a public company, experience as a director of a public company, and considerable experience in corporate finance, mergers and acquisitions and investments.

PROPOSAL 2 — ADVISORY VOTE TO APPROVE THE COMPENSATION OF THE NAMED EXECUTIVE OFFICERS, AS DISCLOSED IN THIS PROXY STATEMENT

Pursuant to Section 14A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), we are providing shareholders with a vote to approve, on an advisory, non-binding basis, the compensation of our named executive officers as disclosed in this Proxy Statement.  The vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and our compensation philosophy, policies and practices, as disclosed below under “Executive Compensation.”  As disclosed in the Compensation Discussion and Analysis below, the Company believes that its executive compensation program is reasonable, competitive, focused on pay-for-performance principles and aligns compensation with the Company’s overall business strategy, values and management initiatives.  The goals of the Company’s executive compensation program are designed to:

•                  reward individuals for long-term strategic management and enhancement of shareholder value;

•                  support a performance-oriented environment that rewards achievement of internal Company goals and generally recognizes the Company’s overall performance;

•                  attract and retain individuals whose abilities are considered essential to the long-term future and competitiveness of the Company; and

•                  align the financial interests of the Company’s executive officers with those of the shareholders.

Accordingly, we are asking our shareholders to indicate their support for our named executive officers’ compensation by voting FOR the following resolution:

“RESOLVED, that the Company’s shareholders approve, on an advisory basis, the compensation of the named executive officers, as disclosed in this Proxy Statement pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the 2013 Summary Compensation Table and the other related tables and disclosures in this Proxy Statement.”

The “Say on Pay” vote is an advisory vote only, and therefore it will not bind the Company, the Compensation Committee or our Board, nor will it overrule any decisions made by the Board or the Compensation Committee, and will not require the Board or the Compensation Committee to take any action.  Although the vote is non-binding, the Board and the Compensation Committee value the opinions of our shareholders, and will carefully consider the outcome of the vote when making future compensation decisions for the executive officers.  In particular, to the extent there is any significant vote against the executive compensation as disclosed in this Proxy Statement, we will consider our shareholders’ concerns and the Compensation Committee will evaluate whether any actions are necessary to address those concerns.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE ADVISORY RESOLUTION RELATING TO THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THIS PROXY STATEMENT.

SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT

To the Company’s knowledge, the following table sets forth as of the close of business on June 21, 2013, the information with respect to the shares of Common Stock beneficially owned by (i) the named executive officers of the Company, (ii) each of the directors and director nominees of the Company, (iii) all persons known to the Company to be the beneficial owners of 5% or more thereof and (iv) all named executive officers and directors as a group.  To the Company’s knowledge, all persons listed have sole voting and investment power with respect to the shares beneficially owned by them, unless otherwise indicated.

	Amount of Beneficial Ownership (1)
Name of Beneficial Owner	Number of Shares (2)	Percentage of Class (3)

Joe R. Davis (4)	2,472,121	23.2%
BlackRock, Inc. (5)	676,750	7.0%
Dimensional Fund Advisors LP (6)	640,938	6.7%
Investment Counselors of Maryland, LLC (7)	610,600	6.3%
The Vanguard Group, Inc. (8)	539,543	5.6%
Ameriprise Financial, Inc. (9)	514,983	5.3%
Jon C. Biro	47,000	*
Gary L. Forbes	37,500	*
James H. Limmer	29,000	*
Brady F. Carruth	16,346	*
Todd A. Reppert	4,500	*
I.T. Corley	3,500	*
All directors and named executive officers as a group (7 persons)	2,609,967	24.5%

*            Indicates beneficial ownership of less than 1% of the total outstanding shares of Common Stock.

(1)    In accordance with Securities and Exchange Commission (“SEC”) regulations, shares are deemed to be “beneficially owned” by a person if such person directly or indirectly has or shares the power to vote or dispose of the shares, regardless of whether such person has any economic interest in the shares.  In addition, a person is deemed to own beneficially any shares of which such person has the right to acquire beneficial ownership within 60 days, including upon exercise of a stock option and vesting of restricted stock units.

(2)    The shares beneficially owned include options to purchase shares of Common Stock exercisable within 60 days of June 21, 2013, as follows:  Mr. Davis - 928,000 shares, Mr. Forbes — 12,500 shares, Mr. Reppert - 2,500 shares, Mr. Limmer — 12,500 shares, Mr. Carruth — 12,500 shares, Mr. Corley — 2,500 shares, and Mr. Biro - 35,000 shares.  See “2013 Outstanding Equity Awards at Fiscal Year End” in this proxy statement for details of the stock options held by our executive officers.

(3)    The percentage of Common Stock owned by each person has been calculated using the 9,637,642 shares outstanding as of the close of business on June 21, 2013, plus any shares issuable upon the exercise of options or the vesting of restricted stock units owned by such person or group that are exercisable or vest, as the case may be, within 60 days of such date and deemed to be outstanding pursuant to Rule 13d-3(d)(1) of the Exchange Act.  All percentages have been rounded up to the nearest tenth of a percent.

(4)    The address of Mr. Davis is 5858 Westheimer, Suite 200, Houston, Texas 77057.

(5)    The Company obtained a copy of a Schedule 13G/A filed with the SEC by BlackRock, Inc. reflecting beneficial ownership of 676,750 shares in the aggregate as of December 31, 2012.  The Schedule 13G/A indicates that BlackRock, Inc. directly or through its subsidiaries had sole voting and dispositive power with respect to 676,750  shares.  The address of BlackRock, Inc. is 40 East 52nd Street, New York, NY 10022.

(6)    The Company obtained a copy of a Schedule 13G/A filed with the SEC by Dimensional Fund Advisors LP reflecting beneficial ownership of  640,938 shares of Common Stock in the aggregate as of December 31, 2012.  The Schedule 13G/A indicates that Dimensional Fund Advisors LP had sole voting power with respect to 623,025 shares and sole dispositive power with respect to 640,938 shares.  The Schedule 13G/A also states that Dimensional Fund Advisors LP, is an investment adviser registered under Section 203 of the Investment Advisors Act of 1940, it furnishes investment advice to four investment companies registered under the Investment Company Act of 1940, and it serves as investment manager to certain other commingled group trusts and separate accounts (such investment companies, trusts and accounts, collectively referred to as the “Funds”). In certain cases, subsidiaries of Dimensional Fund Advisors LP may act as an adviser or sub-adviser to certain Funds. In its role as investment advisor, sub-adviser and/or manager, neither Dimensional Fund Advisors LP or its subsidiaries (collectively, “Dimensional”) possess voting and/or investment power over the securities of the Company that are owned by the Funds, and may be deemed to be the beneficial owner of the shares of the Company held by the Funds. However, all securities reported in the Schedule 13G/A are owned by the Funds, and Dimensional disclaims beneficial ownership of such securities. The address of Dimensional Fund Advisors LP is Palisades West, Building One, 6300 Bee Cave Road, Austin, Texas 78746.

(7)    The Company obtained a copy of a Schedule 13G filed with the SEC by Investment Counselors of Maryland, LLC reflecting beneficial ownership of 610,600 shares in the aggregate as of December 31, 2012.  The Schedule 13G indicates that Investment Counselors of Maryland, LLC had sole voting power of 419,800 shares, shared voting power of 190,800 shares and sole dispositive power of 610,600 shares.  The address of Investment Counselors of Maryland, LLC is 803 Cathedral Street Baltimore, Maryland  21201.

(8)    The Company obtained a copy of a Schedule 13G/A filed with the SEC by The Vanguard Group, Inc. reflecting beneficial ownership of 539,543 shares in the aggregate as of December 31, 2012.  The Schedule 13G/A indicates that The Vanguard Group, Inc. had sole voting power with respect to 12,370 shares, sole dispositive power with respect to 527,543 shares and shared dispositive power with respect to 12,070 shares.  The address of The Vanguard Group, Inc. is 100 Vanguard Blvd., Malvern, Pennsylvania 19355.

(9)    The Company obtained a copy of a Schedule 13G filed jointly with the SEC by Ameriprise Financial, Inc. and Columbia Management Investment Advisers LLC reflecting beneficial ownership of 514,983 shares in the aggregate as of December 31, 2012.  The Schedule 13G indicates that Ameriprise Financial, Inc. and Columbia Management Investment Advisory LLC each had shared voting power with respect to 393,946 shares and shared dispositive power with respect to 514,983 shares.  The address of Ameriprise Financial, Inc. is 145 Ameriprise Financial Center Minneapolis, MN 55474.  Ameriprise Financial, Inc. is the parent holding company of Columbia Management Investment Advisers, LLC and may be deemed to beneficially own the shares reported by Columbia Management Investment Advisers LLC.  Each of Ameriprise Financial, Inc. and Columbia Management Investment Advisers, LLC disclaims beneficial ownership of any shares reported.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company’s directors and executive officers and persons who own more than 10% of a registered class of the Company’s equity securities to file with the SEC and the NYSE certain reports of ownership, changes in ownership and annual statements of beneficial ownership of the Company’s Common Stock.  Executive officers, directors and greater than 10% shareholders are required by SEC regulations to furnish the Company with copies of all such forms they file.  Based solely on a review of the copies of such reports furnished to the Company and/or written representations from certain reporting persons that no other reports were required to be filed with the SEC by such persons, the Company believes that during the 2013 fiscal year all of the Company’s executive officers, directors and greater than 10% shareholders complied on a timely basis with all applicable filing requirements under Section 16(a) of the Exchange Act, except that the initial ownership of shares of the Company’s Common Stock was not correctly reported on the Form 3 filed on August 21, 2012 by I.T. Corley, a Company director. The Form 3 was subsequently amended on May 13, 2013 to properly reflect such ownership.

CORPORATE GOVERNANCE INFORMATION

Board of Directors and Committees

As of the date of this Proxy Statement, the size of the Board of Directors was fixed at six members, divided into three classes as described under the caption “Election of Class II Directors” above.  Our Board has a standing Executive Committee, Audit Committee, Compensation Committee and Nominating and Governance Committee. The Board may also establish other committees from time to time as necessary to facilitate the management of the business and affairs of the Company and to comply with the NYSE corporate governance rules.

The Company’s Corporate Governance Guidelines (the “Governance Guidelines”), in compliance with the NYSE corporate governance rules, provide that the Board shall be comprised of a majority of non-management directors that meet the independence requirements of the NYSE. The Company’s non-management directors (Messrs. Carruth, Corley, Forbes, Limmer and Reppert) comprise a majority of the Board and each is “independent” for purposes of Section 303A of the NYSE corporate governance rules. The Board has affirmatively determined that the non-management directors had no material business relationships with the Company and otherwise satisfied the criteria for independence set forth in the NYSE corporate governance rules.  The Board’s determination was based primarily on the directors’ general familiarity with each other and their backgrounds, the fact that no director previously reported a change in circumstances that could affect his independence and a review and discussion of the representations made by the directors in response to various questions regarding each of their (and their family’s) employment and compensation history, affiliations and business and other relationships.

During the fiscal year ended March 31, 2013, the Board met six times.  Each of the directors attended all of the meetings of the Board and of each committee on which he served.  In addition, pursuant to the Governance Guidelines, directors are expected to attend each annual meeting of shareholders.  All of the then serving directors attended the 2012 annual meeting of shareholders.

Pursuant to the Governance Guidelines and the NYSE corporate governance rules, our independent directors are required to meet in executive sessions held at least quarterly.  The lead independent director (the “Lead Director”) who presides over those sessions is elected by the independent directors.  The Lead Director is also the independent Board member appointed to receive communications from interested parties, including shareholders, as set forth in “Communications with Directors” below.

Risk Management

The Audit Committee is responsible for overseeing the Company’s risk assessment and risk management policies.  Pursuant to its written Charter, the Audit Committee is responsible for (i) approving management’s overall risk management strategy for the Company; (ii) overseeing the establishment and implementation of the Company’s risk management system, which includes oversight of insurance programs to address risk, and other programs and policies as may be established from time to time to address risk or risk avoidance; (iii) ensuring that the Company identifies, reviews, and regularly updates the profile of the principal strategic, operational, financial, credit, and liquidity risks to which it is exposed and assessing the appropriateness of the steps management has taken to manage these risks; and (iv) reviewing at least annually the effectiveness of the Company’s implementation of its risk management system.

Executive Committee

The Executive Committee, currently consisting of Messrs. Davis (Chairman) and Forbes, is charged under its written charter to review, develop and recommend Company strategies and policies to the Board and approve certain acquisition transactions of the Company pursuant to authority delegated by the Board.  During the fiscal year ended March 31, 2013, the Executive Committee met two times.

Audit Committee

The Audit Committee currently consists of Messrs. Carruth, Forbes and Reppert (Chairman). The Board has affirmatively determined that each current director of the Audit Committee meets the independence and financial literacy requirements of the applicable NYSE corporate governance rules and SEC rules and regulations.  The Board has also affirmatively determined that Messrs. Forbes and Reppert each qualify as an Audit Committee “financial expert” as defined in Item 407(d)(5) of Regulation S-K of the Exchange Act.

In addition to certain duties that may be prescribed by the NYSE corporate governance rules and SEC rules and regulations, the Audit Committee is charged under its written charter to, among other things, assist the Board in its oversight of the integrity of the Company’s financial statements, the Company’s compliance with legal and regulatory requirements (including the reasonableness and adequacy of disclosure of related person transactions), the qualifications, independence, selection, compensation and performance of the registered independent public accounting firm engaged to conduct the external audit of the Company, the performance of the Company’s internal audit function, and the Company’s overall risk management program.  The Audit Committee is also responsible for preparing an audit committee report as required by the SEC for inclusion in this Proxy Statement.  During the fiscal year ended March 31, 2013, the Audit Committee met five times.

Compensation Committee

The Compensation Committee currently consists of Messrs. Carruth, Corley and Limmer (Chairman), each of whom has been affirmatively determined by our Board to meet the independence requirements of the NYSE corporate governance rules.

In addition to certain duties that may be prescribed by the NYSE corporate governance rules and SEC rules and regulations, the Compensation Committee is charged under its written charter with, among other things, overseeing the effectiveness of the Company’s executive compensation policies applicable to the compensation of our directors and executive officers.  The Compensation Committee also provides executive administration of the Company’s 1994 Amended and Restated Incentive Plan, as amended (“1994 Incentive Plan”), the Annual Bonus Plan and the Company’s 2012 Long Term Incentive Plan (“2012 Incentive Plan”). The Compensation Committee has sole authority to retain advisors (such as compensation consultants and legal advisors) directly to assist the Committee with its duties, and is directly responsible for the appointment, termination, compensation and oversight of any such advisors.  The Compensation Committee is not authorized by its charter to delegate to anyone the authority to establish any compensation policies or programs for elected officers, including our executive officers, or directors.  Our Chief Executive Officer has the authority to establish compensation programs for non-executive officers and makes recommendations for the Compensation Committee’s consideration each year with respect to the appropriate compensation to be paid to our executive officers, including himself.  The Compensation Committee is also responsible for reviewing the “Compensation Discussion and Analysis” section of this Proxy Statement and issuing a compensation committee report as required by the SEC for inclusion in this Proxy Statement.  See “Executive Compensation - Compensation Discussion and Analysis” below for additional information on the Company’s procedures for the consideration and determination of director and executive officer compensation, as well as the use of compensation consultants in such process.

Compensation Committee Interlocks and Insider Participation

During the 2013 fiscal year, no member of the Compensation Committee was or formerly had been an officer or employee of the Company or any of its affiliates.  Also, during the 2013 fiscal year, no executive officer of the Company served on the compensation committee or the board of directors of any other entity which employed as an executive officer, or was otherwise affiliated with, one of the members of the Company’s Board or of its Compensation Committee.

Nominating and Governance Committee

The Nominating and Governance Committee currently consists of Messrs. Corley (Chairman), Limmer and Reppert. Each current director of the Nominating and Corporate Governance Committee has been affirmatively determined by our Board to meet the independence requirements of the NYSE corporate governance rules.  In addition to certain duties that may be prescribed by the NYSE corporate governance rules and SEC rules and regulations, the Nominating and Governance Committee is charged under its written charter with, among other things, assisting the Board in identifying individuals qualified to become Board members, evaluating and recommending for Board selection director nominees for election at each annual meeting of shareholders and generally assisting with filling Board vacancies, reviewing committee structures and member composition.  In addition, the Nominating and Governance Committee is responsible for overseeing the process by which significant shareholder relations matters are addressed, including prompt notice to the Nominating and Governance Committee of the Company’s receipt of any significant shareholder communications or shareholder proposals, establishing procedures requiring the Committee to be notified of potential violations and/or requests for waivers to the Company’s Governance Guidelines or Code of Ethics, including approval of related person transactions involving executive officers, directors or their immediate family members, and recommending to the Board any changes deemed necessary to the Company’s insider trading policies, Governance Guidelines or Code of Ethics.  During the fiscal year ended March 31, 2013, the Nominating and Governance Committee met two times.

Director Nomination Process

The Nominating and Governance Committee assists the Board by identifying, evaluating and recommending for Board affirmation potential candidates for election to the Board of Directors at each annual meeting of shareholders and, in accordance with our By-Laws, to fill vacancies on the Board that may occur between such annual meetings.

Pursuant to its charter, in reviewing prospective director nominees, the Nominating and Governance Committee considers the NYSE corporate governance rules and other factors deemed appropriate by the Committee, such as knowledge of the Company and the printing industry, business experience, any prior service as a Board member and other factors enumerated in the Company’s  Corporate Governance Guidelines (which may change from time to time based on the Company’s and Board’s needs), with no one or more of these factors being deemed to be minimum criteria for qualification or more important than any other factor that the Nominating and Governance Committee may take into account in its discretion.  Although the Nominating and Governance Committee does not have a stand-alone policy with regard to consideration of diversity in identifying director nominees, it considers diversity in professional background, experience, expertise (including as to financial matters) and perspective (including as to age, gender and ethnicity) with respect to the Board composition as a whole when evaluating a director nominee. The resulting diversity of the Board allows each director an opportunity to provide specific input to Board decisions in his or her respective area of expertise and experience.  The Nominating and Governance Committee considers director nominees for the Board based on the recommendation of the Chairman of the Board and, if so requested, by the Company’s shareholders subject to and in the manner set forth below under “Shareholder Nominations for Directors.”  If necessary, the Nominating and Governance Committee may independently seek candidates and has the authority to retain and compensate consulting firms in connection with that search process.  Director candidates identified by the Chairman of the Board, the shareholders or the Nominating and Governance Committee itself will each be evaluated in the same manner and on the same basis by the Nominating and Governance Committee.

For purposes of the election of Class II directors at the Annual Meeting, the Nominating and Governance Committee reviewed the recommendation from Mr. Davis, the current Chairman of the Board and Chief Executive Officer, that Messrs. Forbes and Limmer be considered for election as Class II directors.  No director candidates were submitted by shareholders for the Nominating and Governance Committee’s consideration.  Based on the Nominating and Governance Committee’s evaluation of the qualifications of such nominees, taking into consideration the factors described above and relevant elements from the Board’s annual self-assessment, the Nominating and Governance Committee recommended to the Board that Messrs. Forbes and Limmer be nominated for election to the Board, which the Board subsequently affirmed.

Shareholder Nominations for Directors

Pursuant to our By-laws, shareholders of the Company may nominate director candidates for election at the annual meeting of shareholders in accordance with the procedures set forth therein. To be properly brought for consideration at the annual meeting of shareholders, in addition to complying with the procedures in our By-laws, such nominations must comply with all of the requirements described under the caption “Shareholder Proposals” below, and must be accompanied by the following information:

•                  the name of the nominee and the address and principal occupation or employment of such nominee;

•                  description of all arrangements or understandings between the shareholder and each nominee and any person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder as required under our By-laws;

•                  the written consent of each nominee to serve if so elected;

•                  any other information related to such person that is required to be disclosed in a proxy statement soliciting proxies for election of directors, or as otherwise required pursuant to Regulation 14A under the Exchange Act;

•                  the name(s) and address(es) of the shareholder(s) making the nomination, as well as the beneficial owner(s), if any, on whose behalf the nomination is made, and the number of shares of the Company’s Common Stock which are directly or indirectly owned beneficially by such shareholder(s) and beneficial owner(s); and

•                  such other information and/or representations as may be required under the By-laws.

The Nominating and Governance Committee will consider candidates for director nominees properly submitted by shareholders of the Company in the same manner and on the same basis as other recommended nominees, as discussed above under “Director Nomination Process.”

Communications with Directors

Interested parties, including shareholders, wishing to communicate with the independent directors of the Board may contact the then Lead Director in the manner set forth on our Web site.  Our Lead Director presides over any executive sessions of Board meetings for our independent directors and is authorized to act on behalf of such directors in accordance with our Corporate Governance Guidelines.  Currently, our Lead Director is Gary L. Forbes, who may be contacted at P.O. Box 92496, Austin, Texas 78709.

Company Leadership Structure

The Board has determined that it is currently in the best interest of the Company for the position of Chairman of the Board to be filled by the Company’s Chief Executive Officer and believes that the Company benefits from the cohesive and consistent leadership resulting from this structure. Since the founding of the Company, the positions of Chairman of the Board and Chief Executive Officer have been held by Mr. Davis. The Board believes that this structure facilitates communications between the Board, its committees and management, creates the most efficient and productive relationship between the Board’s strategic role and management’s control of daily operations, and uses Mr. Davis’ knowledge of the Company’s business and commercial printing industry to the Company’s benefit and advantage.

To ensure a strong and independent Board of Directors, the Company also has a Lead Director. Gary L. Forbes, is currently designated to serve as Lead Director.  The Lead Director presides at executive sessions of the Board, serves as the liaison between the Chairman of the Board and the other directors, and advises the Chairman of the Board with respect to the schedule, agenda and information relevant for Board meetings.

In connection with its annual self-evaluation, the Board considers whether the current leadership structure continues to be appropriate for the Company. The Board believes that directors should be responsive to the Company’s evolving circumstances and objectives and therefore may in the future modify the Board’s leadership structure when and as necessary.

Availability of Certain Committee Charters and Other Information

The charters for our Audit, Compensation, Nominating and Governance and Executive Committees, as well as our Corporate Governance Guidelines and Code of Ethics, can all be accessed, free of charge, on our Web site (www.cgx.com) under “Investor Relations - Governance.”  We will provide printed copies of these materials to any shareholder upon request directed to Consolidated Graphics, Inc., Attn:  Secretary, 5858 Westheimer, Suite 200, Houston, Texas 77057.  We intend to disclose on our Web site any changes to or waivers from the Code of Ethics that are also required under SEC rules and regulations to be disclosed under Item 5.05 of Form 8-K.  The information on our Web site is not, and shall not be deemed to be, a part of this Proxy Statement or incorporated into any other filings we make with the SEC.

We also make available on our Web site, free of charge, access to our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports, as well as other documents that we file with or furnish to the SEC pursuant to Sections 13(a) or 15(d) of the Exchange Act, as soon as reasonably practicable after such documents are so filed with, or so furnished to, the SEC.

Director Compensation

Effective as of March 1, 2009, the non-employee directors voluntarily reduced their cash compensation for an undetermined length of time at their discretion.  The fees payable to such directors following such reductions are currently as follows:

•                  an annual retainer of $21,250, paid quarterly;

•                  $850 for each Board meeting attended;

•                  $850 to the chairperson of the Audit Committee for each Audit Committee meeting attended, whether or not the meeting is held on the same day as a meeting of the Board;

•                  $425 to each other member of the Audit Committee for each Audit Committee meeting attended, whether or not the meeting is held on the same day as a meeting of the Board; and

•                  $425 for each other Board committee meeting attended.

From time to time we may issue stock option awards to our non-employee directors under our equity compensation plans. In August 2012, the Company granted a stock option award to Mr. I.T. Corley under the 1994 Incentive Plan for the purchase of 12,500 shares of the Company’s Common Stock (at $26.69 per share, the fair market value of such shares on the grant date) in connection with his service on our Board of Directors.  Such options vest ratably on each anniversary of the grant date through the fifth anniversary thereof.  We do not pay any additional compensation to our employees for serving as directors, but we reimburse all directors for out-of-pocket expenses they incur in connection with attending Board and Board committee meetings or otherwise in their capacity as directors.

The table below summarizes the aggregate compensation paid to our non-employee directors during the year ended March 31, 2013.

2013 DIRECTOR COMPENSATION TABLE

Name(1)	Fees Paid in Cash	Stock Option Awards	All Other Compensation	Total

Brady F. Carruth	$29,750	—	—	$29,750
I.T. Corley	13,175	$173,214	—	186,389
Gary L. Forbes	32,300	—	—	32,300
James H. Limmer	28,900	—	—	28,900
Todd A. Reppert	30,175	—	—	30,175

(1)    Mr. Davis is not included in this table as he is an employee and is not entitled to receive additional compensation for his services as a director, other than reimbursement of certain out-of-pocket expenses.  The compensation Mr. Davis received in fiscal year 2013 is shown in the 2013 Summary Compensation Table.

EXECUTIVE OFFICERS

The names, ages, position and other information with respect to our named executive officers are set forth below.

Name	Age	Position

Joe R. Davis	70	Chief Executive Officer
Jon C. Biro	47	Executive Vice President, Chief Financial and Accounting Officer, and Secretary

Joe R. Davis has been the Chief Executive Officer and Chairman of the Board of Directors since the Company was founded in 1985.  Please refer to the caption “Proposal for Election of Class II Directors” above for additional information with respect to Mr. Davis’ background and experience.

Jon C. Biro has been Executive Vice President, Chief Financial and Accounting Officer, and Secretary of the Company since January 2008.  Mr. Biro is a certified public accountant.  Prior to that time, Mr. Biro was employed as the Chief Financial Officer and Treasurer of ICO, Inc., formerly a publicly traded company, and was employed by a predecessor of PricewaterhouseCoopers LLP.  Mr. Biro currently serves on the Board of Directors and Audit Committee of Crown Crafts, Inc. (NASDAQ: CRWS) and is 47 years of age.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

This Compensation Discussion and Analysis addresses the following topics:

•                  the structure and responsibilities of the Compensation Committee of the Board;

•                  the Compensation Committee process;

•                  overall compensation philosophy and policies;

•                  the components of our executive officer compensation program; and

•                  compensation paid to our executive officers (as defined below) for fiscal year 2013.

Structure and Responsibilities of the Compensation Committee

Compensation Committee Members and Independence

Brady F. Carruth, I.T. Corley and James H. Limmer are the current members of the Compensation Committee.  Mr. Limmer, who has served on our Board of Directors for approximately 27 years, is the current chairman of the Compensation Committee. Each member of the Compensation Committee is an “independent director” and “non-employee director” in accordance with the rules of the SEC and the listing standards of the NYSE, as applicable.

Responsibilities of Committee

There are three primary purposes of the Compensation Committee: (1) to discharge the Board’s responsibilities relating to compensation of our executive officers and directors; (2) to issue annual reports of the Compensation Committee relating to our compensation discussion and analysis for inclusion in the proxy statements for our annual meetings; and (3) to provide executive administration of the Company’s incentive compensation plans, including recommending to the Board any necessary amendments to existing plans or adoption of new incentive compensation plans.  The Compensation Committee operates under a written charter adopted by the Board. A copy of the charter is available at www.cgx.com under “Investor Relations — Corporate Governance.”  Pursuant to the charter, the Compensation Committee has the resources necessary to discharge its duties and responsibilities, including the authority to select and retain outside counsel or other experts or consultants as it deems necessary. The following functions are among the key responsibilities and duties of the Compensation Committee, as set forth in the charter:

•                  negotiate, and recommend for approval by the Board, definitive employment and related agreements with the Chief Executive Officer of the Company;

•                  in conjunction with the Chief Executive Officer, negotiate and recommend for approval by the Board, definitive employment agreements with other executive officers;

•                  based on input from all directors, establish both general and specific goals and objectives for the Company which are relevant to the compensation of the Chief Executive Officer;

•                  in consultation with the Chief Executive Officer, establish both general and specific goals and objectives for the Company which are relevant to the compensation of any other executive officers, if applicable;

•                  as required under the terms of any definitive employment agreement(s) with the Chief Executive Officer and any other executive officers, establish target compensation levels based on the established goals and objectives;

•                  following the end of each fiscal year, evaluate the Chief Executive Officer based upon performance in relation to established goals and objectives, and approve annual and long-term compensation for such individual, taking various factors into account, including, at the discretion of the Compensation Committee, terms and conditions of employment, expectations of future contribution to the Company, consideration of the Company’s performance and shareholder return, the value of similar incentive awards to the similar position in similar companies, applicable tax laws, other factors deemed relevant by the Compensation Committee, and the results of the most recent advisory Say on Pay vote;

•                  following the end of each fiscal year, in consultation with the Chief Executive Officer, evaluate any other executive officers based on performance in relation to established goals and objectives, and approve annual and long-term compensation for such individuals, taking various factors into account at the discretion of the Compensation Committee, including terms and conditions of employment, expectations of future contribution to the Company, consideration of the Company’s performance and shareholder return, the value of similar incentive awards to similar positions in similar companies, applicable tax laws, other factors deemed relevant by the Compensation Committee, and the results of the most recent advisory Say on Pay vote;

•                  review the Company’s compensation arrangements to determine whether they encourage excessive risk-taking, review and discuss at least annually the relationship between risk management policies and practices and compensation, and evaluate compensation policies and practices that could mitigate any such risk, if any;

•                  determine the types of awards or grants made to each participant of the Company’s incentive compensation plans and the terms, conditions and limitations, including performance goals, applicable to each award and grant, as well as to determine if such terms, conditions and limitations, including performance goals, have been satisfied;

•                  interpret the Company’s incentive compensation plans and, as needed, grant waivers of restrictions thereunder;

•                  review and recommend for approval by the Board and pursuant to the Company’s incentive compensation plans, any amendments to such incentive compensation plans as may be deemed appropriate by the Compensation Committee, taking into account the result of the most recent Say on Pay vote;

•                  review and recommend for approval by the Board any new incentive compensation plans as may be deemed appropriate from time to time by the Compensation Committee, taking into account the result of the most recent Say on Pay vote;

•                  adopt such rules and regulations as the Compensation Committee may deem necessary or appropriate in keeping with the objectives of the Company’s incentive compensation plans and in keeping with compliance of applicable regulatory codes;

•                  review and discuss with Company management the Company’s annual compensation discussion and analysis, and if appropriate, recommend its inclusion in the Company’s annual proxy statement;

•                  issue the report of the Compensation Committee for inclusion in the Company’s annual proxy statement;

•                  review and recommend to the Board appropriate compensation for members of the Board and its committees;

•                  review, evaluate and make a recommendation to the Board on the frequency with which the Company will conduct Say on Pay votes, taking into account the results of the most recent shareholder advisory vote on the frequency of Say on Pay votes, and review and approve the proposals regarding the Say on Pay Vote and the frequency of the Say on Pay Vote to be included in the Company’s proxy statement;

•                  review and evaluate annually the adequacy of the Compensation Committee charter and report to the Board thereon; and

•                  review and evaluate annually the performance of the Compensation Committee and report to the Board thereon.

The Compensation Committee Process

Committee Meetings

The Compensation Committee meets as often as necessary to perform its duties and responsibilities and works with management to establish the agenda for each meeting. The Compensation Committee met two times during fiscal year 2013.

The Compensation Committee typically meets at least annually with our Chief Executive Officer and, where appropriate and as needed, other management, legal counsel and other outside advisors. The Compensation Committee also meets as needed in executive sessions without management, including at least annually, to evaluate the performance of our Chief Executive Officer and any other executive officers, to determine their non-equity incentive compensation and/or discretionary bonuses for the prior fiscal year.  The Compensation Committee will also meet as necessary in connection with establishing or negotiating the parameters of any new employment or other compensation agreements with our executive officers.

The Compensation Committee typically receives and reviews materials in advance of each meeting. These materials include information that our management believes will be helpful to the Compensation Committee, as well as materials that the Compensation Committee has specifically requested. Depending on the agenda for the particular meeting, this information may include:

•                  financial reports on year-to-date performance versus prior year performance;

•                  the Chief Executive Officer’s proposals for salary, non-equity incentive compensation and/or discretionary bonuses and long-term equity incentive compensation for the executive officers of the Company which may in some circumstances, from time to time, include proposals for himself;

•                  materials setting forth the total compensation of the Chief Executive Officer and any other executive officers, including base salary, cash incentives, vested and unvested equity awards, value of benefits and perquisites, and amounts payable to these executives upon voluntary or involuntary termination or following a change-in-control of the Company; and

•                  reports from compensation consultants engaged by the Compensation Committee in connection with the negotiation of any executive employment agreements, as applicable.

Role of the Executive Committee

Pursuant to the charter of the Executive Committee of the Board of Directors, such committee, among other duties and responsibilities, designates the Company’s “executive officers” for purposes of disclosures required by the SEC.  In this respect, the members of the Executive Committee consider the definition of “executive officer” in Rule 3b-7 of the Exchange Act, and based on their knowledge and familiarity of the Company, its operations, and members of the Company’s management team, as well as input from the Company’s Chief Executive Officer, determine in their best business judgment which individuals have responsibilities and perform at the “executive officer” level in accordance with the meaning and intent of Rule 3b-7 of the Exchange Act.  For the fiscal year ended March 31, 2013, the Executive

Committee designated Joe R. Davis, Chairman of the Board and Chief Executive Officer, and Jon C. Biro, Executive Vice President, Chief Financial and Accounting Officer, and Secretary, as the Company’s “executive officers”.

Management’s Role in the Compensation-Setting Process

The Chief Executive Officer of the Company plays a key role in the executive compensation-setting process.  The most significant aspects of his role are:

•                  recommending annual base salary, equity and non-equity incentive compensation and discretionary bonus levels for the executive officers of the Company which may in some circumstances, from time to time, include recommendations for himself;

•                  recommending business performance targets and objectives for approval by the Compensation Committee in connection with incentive compensation plans; and

•                  evaluating other executive officer performance.

Compensation Consultants

From time to time, as contemplated in its Charter, the Compensation Committee has the authority to select, engage and compensate compensation consultants in connection with the executive compensation process.  However, neither the Compensation Committee nor the Company engaged compensation consultants for the fiscal year ended March 31, 2013.

Overall Compensation Philosophy and Policies

Our compensation philosophy regarding members of the Board and the Company’s executive officers is to maintain compensation policies which align compensation with the Company’s overall business strategy, values and management initiatives.  The policies are intended to (1) reward individuals for long-term strategic management and enhancement of shareholder value; (2) support a performance-oriented environment that rewards achievement of internal Company goals and generally recognizes the Company’s overall performance; (3) attract and retain individuals whose abilities are considered essential to the long-term future and competitiveness of the Company; and (4) align the financial interests of the Company’s directors and executive officers with those of the shareholders.

In an advisory vote held in 2012, our shareholders approved our executive compensation by a vote of 88% in favor. In view of the strong support from shareholders in 2012 of the compensation paid to our executive officers in fiscal year 2013, our Compensation Committee did not make any significant changes in our compensation practices or the principal features of our executive compensation program with respect to executive compensation for fiscal year 2014.

As a way to ensure that all parties have a clear “meeting of the minds”, as well as to assure that the objectives of our compensation philosophy are best able to be achieved, it has been our practice to enter into employment agreements with our executive officers.

Employment Agreement with Joe R. Davis

We previously entered into an employment agreement with Mr. Davis with the approval of our Compensation Committee.  The initial term of his employment agreement ended May 22, 2013, but the term automatically extends for five (5) consecutive one (1) year periods, unless the Company provides ninety (90) days’ notice to Mr. Davis that the employment agreement will not be extended. Mr. Davis’ employment term was automatically extended through May 22, 2014. Notwithstanding the foregoing, the employment period under the employment agreement is set to expire on the tenth anniversary of its effective date, or May 22, 2018, unless otherwise terminated earlier in accordance with its terms.  Key compensation provisions of the employment agreement pursuant to which Mr. Davis was compensated in fiscal year 2013 include the following:

•                  Base annual salary of not less than $750,000 (however, see information regarding the voluntary 15% reduction in annual base salary below in Components of Executive Compensation, Base Salary), subject to an annual review by our Board;

•                  Eligibility to participate in the Annual Bonus Plan, with an annual target bonus award level equal to 100% of his annual base salary for a stated performance period, determined by reference to certain performance measures set by the Compensation Committee as set forth in an annual incentive award agreement (the “2013 Award Agreement”). For fiscal year 2013, the maximum bonus that could be earned under such Award Agreement, subject to achievement of the performance measures stated therein, was 225% of Mr. Davis’ annual base salary.  Mr. Davis earned a cash bonus of $750,000 under such 2013 Award Agreement for the fiscal period ended March 31, 2013.

Under the terms of his employment agreement, Mr. Davis is subject to a confidentiality covenant that will survive his termination of employment, and he may not compete or interfere with the Company’s business during his employment and for one year thereafter unless Mr. Davis is terminated during the three year period following a change in control as discussed below.

Employment Agreements with Jon C. Biro

Employment Agreement dated January 14, 2008

We previously entered into an employment agreement (and related change in control agreement) with Jon C. Biro, effective as of January 14, 2008, as amended, to serve as our Executive Vice President, Chief Financial and Accounting Officer, and Secretary through August 31, 2013, unless terminated earlier pursuant to its terms.  The terms of those agreements were negotiated between Mr. Biro and Mr. Davis and were approved by the Compensation Committee.   Key compensation provisions of the employment agreement pursuant to which Mr. Biro was compensated for a portion of fiscal year 2013 include the following:

•                  Base annual salary of not less than $250,000 (however, see information regarding the voluntary 10% reduction in annual base salary below in Components of Executive Compensation, Base Salary); and

•                  Annual discretionary bonus based principally on Mr. Davis’ judgment of Mr. Biro’s performance and contribution to the Company, but nevertheless subject to the review and approval of the Compensation Committee or the Board.

Under the terms of his employment agreement, Mr. Biro is not permitted to compete or interfere with the Company’s business during his employment and for one year thereafter (generally regardless of the circumstances resulting in Mr. Biro’s termination of employment).

Employment Agreement dated September 19, 2012

On September 19, 2012, upon the recommendation of the Compensation Committee and approval of the Company’s Board of Directors, the Company and Mr. Biro entered into a new employment agreement (the “New Employment Agreement”) with the Company to continue serving as the Executive Vice President, Chief Financial and Accounting Officer and Secretary of the Company, as well as a new change in control agreement (the “New Change in Control Agreement”).  The term of the New Employment Agreement expires on September 19, 2017 (unless terminated earlier pursuant to its terms), and will automatically renew for successive one year periods unless either party elects not to renew same.  Key compensation provisions of the New Employment Agreement pursuant to which Mr. Biro was compensated for a portion of fiscal year 2013 include the following:

•                  Base annual salary of not less than $325,000 (retroactive to September 1, 2012);

•                  Annual discretionary bonus of up to $200,000 based principally on Mr. Davis’ judgment of Mr. Biro’s performance and contribution to the Company, but nevertheless subject to the review and approval of the Compensation Committee or the Board; and

•                  A one-time stock option award under the Company’s 1994 Incentive Plan to purchase 100,000 shares of Common Stock at an exercise price of $28.85 per share (the closing price of our common stock on the date of grant), subject to vesting at equal annual installments over a five year period.

Mr. Biro’s New Employment Agreement also contains restrictions on his ability to compete or interfere with the business of the Company during the employment period and for certain periods thereafter.

Components of Executive Compensation

The primary components of our executive compensation programs are annual base salaries, annual non-equity incentive compensation and discretionary cash bonuses and long-term equity incentive compensation. Under our current compensation structure, the Compensation Committee has not specifically allocated the mix of base salary, non-equity incentive compensation, discretionary cash bonuses and long-term equity compensation as targeted percentages of total compensation. There are no indirect or deferred compensation components to our executive compensation programs, other than limited benefits available generally to all employees of the Company.  The Compensation Committee did not use benchmarking to set any components of executive compensation.

Base Salary

The base salary paid to our named executive officers in fiscal year 2013 is set forth in the following table:

2013 Base Salary(1)

Joe R. Davis, Chief Executive Officer	$637,500

Jon C. Biro, Executive Vice President, Chief Financial and Accounting Officer, and Secretary	$283,333

(1)  Messrs. Davis’ and Biro’s listed annual base salary reflects their voluntary reduction in base salary as described below.

Each of these amounts was determined and paid in accordance with the respective employment agreements of such executive officers in effect during such period, as previously discussed.  However, Mr. Davis voluntarily reduced his monthly salary by 15%, effective March 1, 2009, due to the then-current economic environment and the state of the commercial printing industry. The voluntary salary reduction by Mr. Davis is for indeterminate periods of time, at Mr. Davis’ discretion. Similarly, Mr. Biro voluntarily reduced his monthly salary by 10%, effective May 1, 2009. In connection with the New Employment Agreement, Mr. Biro’s voluntary reduction of his base salary was eliminated effective September 1, 2012.

Annual Non-Equity Incentive Compensation Awards/Discretionary Bonuses

Pursuant to the terms of his employment agreement, Mr. Davis was granted an annual incentive award in May 2012 under the Annual Bonus Plan for the fiscal year 2013 performance period, as set forth in the 2013 Award Agreement.  The maximum bonus that could be earned under such award for that performance period, subject to achievement of the various performance measures stated therein, was 225% of Mr. Davis’ annual base salary.  Mr. Davis earned a cash bonus of $750,000 under such Award Agreement.

As contemplated under Mr. Davis’ employment agreement, the Compensation Committee authorized the Company to enter into an annual incentive award agreement (the “2014 Award Agreement”) with Mr. Davis providing for a non-equity incentive compensation award for the 2014 fiscal year performance period. The 2014 Award Agreement was made under the Annual Bonus Plan approved by our shareholders, and certain performance measures must be achieved during the 2014 fiscal year performance period in order for Mr. Davis to receive a cash bonus.  The performance measures are intended to comply with Code Section 162(m), which would allow such payments to be deducted by the Company as compensation expense. Under the Internal Revenue Code, the general performance criteria must be approved in advance by shareholders every five years (see Proposal 3 — Reapproval of the Material Terms of the Performance Measures under the Consolidated Graphics, Inc. Annual Incentive Compensation Plan).  The Compensation Committee utilized the same performance measures set forth in the award granted to Mr. Davis for the fiscal year 2013 performance period, which are based on reaching various target levels of earnings per share growth pursuant to which Mr. Davis could earn between 50% and 150% of his annual base salary (based on the greater of (i) $750,000 or (ii) his annual rate of salary at the end of the performance period). Then, depending on achievement of various established target levels of return on equity, his potential bonus would be subject to an upward or downward adjustment based on a modifier ranging from 0.5x to 1.5x. For purposes of determining the cash bonus award, earnings per share means diluted earnings per share (as determined under US GAAP), adjusted to exclude the effect of non-cash charges, and return on equity means net income (as determined under US GAAP), adjusted to exclude the effect of non-cash charges, divided by the four-quarter average Shareholders’ Equity for the performance period. Mr. Davis will not receive an award under the 2014 Award Agreement if the Company experiences an earnings per share decline. The established performance goals are set forth below.

Annual EPS Growth	% of Base Salary	Annual Return on Equity	Modifier

0 – 9.99%	50%	< 8.99%	0.50
10 – 19.99%	75%	9 – 10.99%	0.75
20 – 29.99%	100%	11 – 12.99%	1.00
30 – 39.99%	125%	13 – 14.99%	1.25
> 40%	150%	> 15%	1.50

By linking these performance measures in calculating the Chief Executive Officer’s potential annual bonus, the Compensation Committee believes that Mr. Davis interests will be aligned with those of our shareholders.  Mr. Davis’ targeted annual bonus award is equal to 100% of his annual base salary but, depending on the growth of the Company’s earnings per share and the Company’s return on equity as set forth above, Mr. Davis would have the ability to earn a bonus equal to 225% of his annual base salary, which the Compensation Committee believes is reasonable and competitive.

Upon recommendation by the Chief Executive Officer for recognition of Mr. Biro’s contributions during fiscal year 2013 and in consideration of the Company’s financial performance and other major accomplishments in fiscal year 2013, the Compensation Committee approved a discretionary cash bonus award to Jon C. Biro of $175,000 for fiscal year 2013.

Equity Incentive Compensation Awards

The Compensation Committee believes that equity incentive compensation is one of the most effective means of creating a link between the compensation provided to our employees, including executive officers, and gains realized by our shareholders.  Specifically, such compensation is viewed as an effective incentive vehicle because:

•                                          equity incentive compensation helps to align the interests of our executive officers with those of the Company’s shareholders, foster executive officer stock ownership, and contribute to the focus of the executive officers on increasing value for the Company’s shareholders; and

•                                          the vesting period encourages retention of the executive officers.

The Company does not have any program, plan or obligation to grant equity compensation to executive officers, other than grants set forth in the executive officers’ employment agreements, or to our directors on specified dates.  However, our Compensation Committee follows a policy of not granting equity incentives when material non-public information exists that may affect the short-term price of our common stock.  The Compensation Committee has the authority and discretion to grant equity compensation to the Company’s employees, including the executive officers, from time to time.

The equity incentive compensation awards granted to our named executive officers under our 1994 Incentive Plan during fiscal year 2013 were as follows:

	2013 Stock Option Awards		2013 Restricted Stock Unit Awards	Grant Date Fair Value (1)
	Shares	Exercise Price	Shares
Joe R. Davis, Chief Executive Officer	—	—	—	—
Jon C. Biro, Executive Vice President, Chief Financial and Accounting Officer, and Secretary	100,000	$28.85	—	$1,503,533

(1)    The grant date fair value is computed in accordance with ASC Topic 718, based on a closing market price of our Common Stock ($28.85) on the date of grant in the case of stock option awards granted to Mr. Biro.

Additional Benefits Pursuant to Employment Agreements

The employment agreements entered into with our executive officers, Messrs. Davis and Biro, entitle such individuals to participate in the health and welfare benefit programs we make generally available to our other employees during their employment with us and, in certain cases discussed below, following their separation from the Company.

Severance, Death and Disability Benefits for Current Executive Officers

Our philosophy is to provide certain severance benefits to our executive officers through the terms and conditions of their employment agreements, generally as protection for such individuals against the unexpected loss of income and benefits in the event we terminate them without “cause” or they resign for “good reason”, as such terms are defined in the respective employment agreements.  We also provide certain benefits to our executive officers under their employment agreements in the event that their termination results from death or disability.

In respect of Mr. Davis, his employment agreement will terminate on the first to occur of May 22, 2018 or on his death, disability or resignation or termination by us.  If the employment agreement terminates because of Mr. Davis’ death, disability or his resignation for good reason or termination by us without cause, and such termination does not occur during the three year period following a change in control (please see “Change in Control” below), then we will be obligated to deliver to Mr. Davis (or his estate) (i) a lump sum payment in an amount equal to four (4) times his annual base salary in effect immediately prior to the termination and (ii) an amount equal to his bonus earned under the Annual Bonus Plan for the fiscal year in which the termination occurs based on the attainment of applicable performance goals for such bonus, prorated based on the number of days he was employed during the fiscal year.  In addition, we will be required to (i) accelerate vesting of any unvested equity awards held by Mr. Davis and (ii) remove all restrictions on equity awards held by him, whether or not exercised before or after such termination date.  Mr. Davis’ current voluntary salary reduction will not affect the Company’s severance obligations under his employment agreement.

If Mr. Davis’ employment is terminated for cause or he resigns without good reason, he will be entitled to payment of his annual base salary through the termination date, as well as payment of any other amounts owed to him as of such date.  Furthermore, any unvested awards shall be cancelled or forfeited on the termination date, and all sales restrictions on equity awards held by Mr. Davis will remain in place and will only be removed in accordance with the terms of such awards.

In respect of Mr. Biro, under his New Employment Agreement, if Mr. Biro resigns for good reason or is terminated by us without cause, and such termination does not occur during the three year period following a change in control (please see “Change in Control” below), then he will be entitled to a lump sum payment equal to the sum of (i) his annual base salary and (ii) the highest cash incentive payment made to him during his employment with the Company.  Mr. Biro would also be entitled to receive benefits under the Company’s welfare plans at its expense (other than costs payable by him as a participant) for a one-year period.  Should he resign for good reason, die or become disabled, then he (or his estate) will be entitled to immediate vesting of any outstanding equity compensation awards and release of any restrictions thereon, as well as delivery or payment of other awards granted to him prior to such event.

If Mr. Biro’s employment is terminated due to his death or disability, he resigns without good reason or is terminated for cause, he will be entitled to payment of his annual base salary through the termination date, as well as payment of any other amounts owed to him as of such date.

Based on a hypothetical termination event, other than a termination in connection with a change in control, obligating us to provide the maximum severance benefits possible and a hypothetical termination date of March 31, 2013, the estimated severance benefits for our current named executive officers are set forth in the table below.  The actual amounts to be paid or incurred can only be determined at the time of such executive’s actual separation from the Company.

	Base Salary		Bonus		Healthcare and Other Insurance Benefits	Fair Market Values of Accelerated Equity Compensation(3)	Total
Joe R. Davis, Chief Executive Officer(1)	$3,000,000	(2)	$750,000	(2)	—	$486,890	$4,236,890
Jon C. Biro, Executive Vice President, Chief Financial and Accounting Officer, and Secretary(1)	$325,000	(2)	$150,000	(2)	$4,476	$1,134,700	$1,614,176

(1)    The severance benefits are calculated based on the terms of the executives’ employment agreements, and with respect to Mr. Davis, assumes he was entitled to the payment of a bonus under the Annual Bonus Plan equal to his targeted bonus award of 100% of annual base salary.

(2)    Payable in a lump sum payment.

(3)    Mr. Davis is entitled to accelerated vesting of unvested equity awards upon his death, disability, resignation for good reason and termination by the Company without cause, as set forth in his employment agreement.  Mr. Biro is entitled to accelerated vesting of unvested equity awards upon his death, disability and resignation for good reason as set forth in his employment agreement.  The fair market values were determined based on the closing price of the Company’s Common Stock ($39.10) on March 28, 2013 (the last trading day of the fiscal year) and, for Mr. Davis, accelerated vesting of unvested stock options granted to Mr. Davis to purchase (i) 90,000 shares of the Company’s Common Stock at an exercise price of $56.82 per share, and (ii) 14,000 shares of the Company’s Common Stock at an exercise price of $15.96 per share, and of 4,167 restricted stock units and, for Mr. Biro, accelerated vesting of unvested stock options to purchase (i) 5,000 shares of the Company’s Common Stock at an exercise price of $17.16 per share, (ii) 6,000 shares of the Company’s Common Stock at an exercise price of $42.34 per share, (iii) 12,000 shares of the Company’s Common Stock at an exercise price of $50.14 per share and (iv) 100,000 shares of the Company’s Common Stock at an exercise price of $28.85 per share. For purposes of calculating fair market values of accelerated equity compensation, stock options with an exercise price above $39.10 were not included in the calculation.

Retirement Plans

We maintain a 401(k) plan pursuant to which our named executive officers may contribute.  We do not make any matching or discretionary contributions on behalf of our employees, including executive officers.

Change in Control

Our executive officers have been materially responsible for building our Company into the successful enterprise it is today, and will continue to be vital to its future success, and we believe that it is important to protect them in the event of a change in control.  Further, it is our belief that the interests of our executive officers should be aligned with our shareholders, and providing change in control benefits should eliminate, or at least reduce, their reluctance to pursue potential change in control transactions that may be in the best interests of shareholders.  Each of our executive officers, Mr. Davis and Mr. Biro, has entered into written employment and/or change in control agreements generally providing certain assurances of continued employment following a change in control of the Company or, alternatively, change in control termination benefits.  Mr. Davis’ employment agreement integrates his change in control agreement, while Mr. Biro has executed a change in control agreement that is separate from his employment agreement.

A “change in control” will generally be deemed to have occurred on any of the following:  (1) a merger or consolidation of our Company with any other entity that results in less than a majority of the combined voting power of our then outstanding voting securities (or of such other legal entity) immediately after such transaction being held in the aggregate by holders of our voting securities immediately prior to such transaction or such voting power is not held by substantially all of such holders in substantially the same proportions relative to each other; (2) the sale of all or substantially all of our assets to another person or entity, of which less than a majority of the combined voting power of the then outstanding voting securities of such other person or entity is held in the aggregate by the holders of voting securities of the Company immediately prior to such sale or such voting power is not held by substantially all of such holders in substantially the same proportions relative to each other; (3) the dissolution or liquidation of our Company; (4) any person or entity together with its affiliates becoming, directly or indirectly, the beneficial owner of voting securities representing 50% or more, in the case of Mr. Biro, or 20% or more, in the case of Mr. Davis, of the total voting power of the then outstanding voting securities of our Company or (5) with certain exceptions, if in a one year period individuals who at the beginning of such period constitute the directors of the Company cease for any reason to constitute at least a majority of the directors of the Company.

The current employment and change in control agreements for Messrs. Davis and Biro provide each of them with certain employment and minimum compensation rights for three years, in the case of Mr. Davis, and two years, in the case of Mr. Biro, following the occurrence of a change in control of the Company. Termination benefits will be paid following a change in control, in the case of Mr. Davis, upon his death or disability, his resignation for good reason or his termination by the Company without cause and, in the case of Mr. Biro, upon his death, his resignation under certain circumstances or his termination by the Company without cause, as set forth in their respective agreements.  The cash components of any change in control termination benefits for our executive officers would be paid in lump-sum amounts based on multiples of their respective highest paid annual base salaries (as set forth in their respective employment and/or change in control agreements). Specifically, Mr. Davis (or his estate) would be entitled to the aggregate base salary he would have received from the termination date through May 22, 2018, but in no event less than six (6) times such annual base salary, plus a lump sum amount equal to his then targeted bonus award, prorated for any partial year based on the number of days he was employed during such year.  Mr. Biro would be entitled to receive a lump sum amount equal two (2) times the sum of his base salary plus the highest cash incentive payment made to him during his employment with the Company. The Company believes that the bonus amounts payable to Mr. Davis and Mr. Biro will be deductible under Revenue Ruling 2008-13, because they are contingent upon the occurrence of a change in control. The Company also anticipates that such bonus payment formula will generally preserve the federal income tax deductibility of bonus payments under Section 162(m) of the Code.

Additional change in control termination benefits under their current agreements include continuation of health and other insurance benefits (or a lump-sum payment in lieu thereof) for up to three years, in the case of Mr. Davis, and up to two years, in the case of Mr. Biro, and immediate vesting of all previously granted but not as yet vested equity awards held by them, removal of any restrictions on all previously granted equity awards and payment or delivery of other awards granted to them prior to the termination.

Mr. Davis’ employment agreement also provides for immediate vesting of equity awards held by him and the removal of restrictions on previously granted equity awards immediately prior to the occurrence of a change in control in certain circumstances, as well as immediate vesting of all stock options granted to him upon certain trigger dates, which generally means the third business day immediately preceding (i) the expiration date of a tender or exchange offer by any person (with certain exceptions) pursuant to which such person would be the beneficial owner of 10% or more of the Company’s common stock or (ii) the record date for determining shareholders entitled to notice of and to vote at an annual or special meeting of shareholders at which at least two persons are standing or have been nominated for election as directors of the Company that were not approved by a vote of at least two-thirds of the members of the Board then in office, with certain exceptions.

Furthermore, with respect to Mr. Davis, if his employment is terminated for any reason during the three year period following a change in control, the non-competition and non-solicitation covenants in his employment agreement will terminate upon the termination date.

In addition, Mr. Davis would be paid a tax gross-up for any excise taxes imposed by Section 4999 of the Code.  Mr. Biro’s New Employment Agreement and New Change in Control Agreement do not contain “gross-up” payments to reimburse Mr. Biro for any excise taxes imposed by Section 4999 of the Internal Revenue Code in connection with any change in control payment payable to him.  Mr. Biro’s prior agreements did contain such a provision. It is the Company’s current intent not to extend tax gross-ups to future compensation agreements, including any renewals or extensions of existing employment or change in control agreements, with executive officers or other employees.

Based on a hypothetical change in control event obligating us to provide the maximum change in control termination benefits possible and a hypothetical change in control date of March 31, 2013, the change in control termination benefits for our current named executive officers are set forth below.  The actual amounts to be paid or incurred can only be determined at the time of such executive’s actual separation from the Company.

	Base Salary	Bonus	Healthcare and Other Insurance Benefits	Fair Market Values of Accelerated Equity Compensation(2)	Tax Gross-Up	Total

Joe R. Davis, Chief Executive Officer(1)	$4,500,000	$750,000	$15,648	$486,890	—	$5,752,538

Jon C. Biro, Executive Vice President, Chief Financial and Accounting Officer, and Secretary(1)	$650,000	$300,000	$8,952	$1,134,700	n/a	$2,093,652

(1)   The change in control termination benefits are calculated based on the terms of the executives’ employment and/or change in control agreements, and with respect to Mr. Davis, assumes he was entitled to the payment of a bonus under the Annual Bonus Plan equal to his targeted bonus award of 100% of annual base salary.

(2)  Mr. Davis and Mr. Biro are entitled to accelerated vesting of their unvested equity awards in certain circumstances as part of their change in control termination benefits under their respective employment agreements.  The fair market values were determined based on the closing price of the Company’s Common Stock ($39.10) on March 28, 2013 (the last trading day of the fiscal year) and, for Mr. Davis, accelerated vesting of unvested stock options granted to Mr. Davis to purchase (i) 90,000 shares of the Company’s Common Stock at an exercise price of $56.82 per share, and (ii) 14,000 shares of the Company’s Common Stock at an exercise price of $15.96 per share, and of 4,127 restricted stock units and, for Mr. Biro, accelerated vesting of unvested stock options to purchase (i) 5,000 shares of the Company’s Common Stock at an exercise price of $17.16 per share, (ii) 6,000 shares of the Company’s Common Stock at an exercise price of $42.34 per share, (iii) 12,000 shares of the Company’s Common Stock at an exercise price of $50.14 per share and (iv) 100,000 shares of the Company’s Common Stock at an exercise price of $28.85 per share. For purposes of calculating fair market values of accelerated equity compensation, stock options with an exercise price above $39.10 were not included in the calculation.

Perquisites and Other Benefits

The Compensation Committee reviewed perquisites provided to our executive officers in fiscal year 2013. There were no perquisites in 2012 requiring disclosure pursuant to applicable SEC rules.

Effect of Internal Revenue Code Section 162(m)

Section 162(m) of the Internal Revenue Code generally disallows a deduction to public companies to the extent of excess annual compensation over $1 million paid to certain executive officers, except for qualified performance-based compensation.  For fiscal year 2013, the Company determined that the executive officer compensation for Mr. Davis did not exceed the $1 million limitation under Section 162(m).

Effect of ASC Topic 718

Under ASC Topic 718, the Company is required to record stock compensation expense related to unvested equity awards based on fair value at date of grant.  As a result, it is possible that the Company will incur compensation expense for equity awards that are never realized by a grantee due to changes in value subsequent to the date of grant.

Policies Regarding Trading in our Securities by our Executive Officers

The Company has in effect a written Insider Trading Policy, which is applicable to all employees and non-employee directors.  The policy forbids trading in our securities at any time in which any such individual is in possession of material non-public information.  In addition, irrespective of whether the individual is in possession of material non-public information, the policy prohibits trading by our executive officers and directors, among others, at any time that the Company has closed its trading window.  One effect of the trading window is to significantly limit the period of time in any given year in which trading in our securities may be undertaken by the Company’s executive officers and directors.

Stock Ownership Policy

The Company does not currently have a written policy concerning share ownership by our executive officers and directors.

Recoupment Policy

We currently do not have a recovery policy applicable to annual incentive bonuses or equity awards received by our executive officers.  The Compensation Committee will continue to evaluate the need to adopt such a policy in light of pending SEC rule-making.

Conclusion

Based upon its review of our overall executive compensation program, the Compensation Committee believes our executive compensation program, as applied to our executive officers, is appropriate and is necessary to reward such individuals who are essential to our continued development and success, to compensate them for their contributions and to enhance shareholder value.  The Compensation Committee believes that the total compensation opportunities provided to our executive officers creates a commonality of interest and alignment of our long-term interests with those of our shareholders.

REPORT OF THE COMPENSATION COMMITTEE

We have reviewed and discussed the foregoing Compensation Discussion and Analysis with management. Based on our review and discussion with management, we have recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.

This report is furnished by the Compensation Committee of the Board of Directors.

The Compensation Committee members:	James H. Limmer, Chairman	Brady F. Carruth	I.T. Corley

Notwithstanding anything to the contrary set forth in any of our previous filings under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, that incorporate future filings, including this Proxy Statement, in whole or in part, the foregoing Report of the Compensation Committee shall not be deemed to be filed with the SEC or incorporated by reference into any filing under the Securities Act or the Exchange Act, except to the extent that we specifically incorporate it by reference.

2013 Summary Compensation Table

The table below sets forth the total compensation awarded to, earned by, or paid to our named executive officers for each of the three fiscal years in the period ended March 31, 2013.

Name and Principal Position	Year	Salary	Discretionary Bonus(1)	Restricted Stock Unit Awards(2)	Stock Option Awards(2)	Non-Equity Incentive Plan Compensation(1)	All Other Compensation(3)		Total

Joe R. Davis, Chairman of the Board and Chief Executive Officer	2013 2012 2011	$637,500 637,500 637,500	— — —	$ — — 529,000	— — —	$750,000 — 1,410,000	$5,216 49,672 4,739	(4)	$1,392,716 687,172 2,581,239

Jon C. Biro, Executive Vice President, Chief Financial and Accounting Officer, and Secretary	2013 2012 2011	283,333 225,000 225,000	$175,000 125,000 150,000	— — —	$1,503,533 387,483 213,800	— — —	4,476 4,166 4,284		1,966,342 741,649 593,084

(1)    Paid in June following the close of the fiscal year.

(2)    For financial statement reporting purposes, we determined the fair value of restricted stock unit awards and stock option awards using the closing market price of our Common Stock on the date of the grant.  We recognize the fair value of the award as compensation expense over the requisite service period.  The amounts shown in the Stock Option Awards column represent the aggregate grant date fair value computed in accordance with FASB ASC Topic 718.  The values shown in these columns are not necessarily representative of the amounts that may eventually be realized by such executive officers.  Assumptions used in the calculation of these amounts are included in Note 8 to the Company’s consolidated financial statements for the year ended March 31, 2013 in the Company’s Annual Report on Form 10-K previously filed with the SEC.

(3)    Represents employer-paid portion of health and other insurance benefits, except as otherwise provided in footnote (4) below.

(4)    During fiscal 2012, Mr. Davis submitted filings under the Hart-Scott-Rodino Antitrust Improvement Act of 1976, as amended (the “HSR Act”), based on his acquisitions of Company common stock.  At its May 2011 meeting, the Board of Directors reviewed the legal requirements under the HSR Act. Because the Board of Directors supports, encourages and appreciates the acquisition of the Company’s common stock by its Chief Executive Officer, it approved the Company’s payment of the fees associated with the HSR Act filings otherwise payable by Mr. Davis.  The amount consisted of $45,000 for fees related to Mr. Davis’ HSR Act filings.

Grants of Plan-Based Awards

The following table is intended to supplement our 2013 Summary Compensation Table by providing additional information on the non-equity and equity incentive compensation awards granted to our named executive officers under our Annual Bonus Plan and 1994 Incentive Plan, respectively, for the fiscal year ended March 31, 2013.

2013 Grants of Plan-Based Awards

	Grant Date	Potential Payouts Under Non-Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units	All Other Option Awards: Number of Securities Underlying Options(1)	Exercise or Base Price of Option Awards	Grant Date Fair Value of Stock and Option Awards(2)
		Threshold ($)	Target ($)	Maximum ($)

Joe R. Davis, Chairman of the Board and Chief Executive Officer	5/24/2012	$0	$750,000	$1,687,500	—	—	—	—

Jon C. Biro, Executive Vice President, Chief Financial and Accounting Officer, and Secretary	9/19/2012	—	—	—	—	100,000	$28.85	$1,503,533

(1)   Represents a stock option award of 100,000 shares of Common Stock granted to Mr. Biro under the terms of his New Employment Agreement. The stock option award was issued under the 1994 Incentive Plan and vests in equal installments over a five-year period from the date of grant.

(2)   The grant date fair value is computed in accordance with ASC Topic 718, based on a closing market price of our Common Stock ($28.85) on the date of grant of the stock option award granted to Mr. Biro.

Discussion of Summary Compensation and Plan Based Awards Tables

Our executive compensation policies and practices, pursuant to which the compensation set forth in the 2013 Summary Compensation Table and the 2013 Grants of Plan-Based Awards was paid or awarded, are described above under “Compensation Discussion and Analysis”.

Long-Term Equity Incentive Plans

The Board and the shareholders of the Company have previously approved the adoption of our 1994 Incentive Plan, which was amended and restated in 2008 primarily for administrative purposes as it was not amended or altered in any material way.  Pursuant to the 1994 Incentive Plan, employees and non-employee directors are eligible to receive awards consisting of stock options, SARs, restricted or non-restricted stock or stock units, cash or any combination of the foregoing.  To date, equity-based incentive compensation has been awarded only in the form of stock options and restricted stock units.  Stock options granted pursuant to the 1994 Incentive Plan may either be incentive stock options within the meaning and subject to the provisions of Section 422 of the Code, or nonqualified stock options.  During fiscal year 2013, the Company awarded 237,500 stock options and 80,800 vested stock options expired and/or were forfeited due to employee departures.  As of June 21, 2013, there were 61,001 shares of Common Stock available for future awards under the 1994 Incentive Plan, of which 37,500 were available for issuance as restricted stock units.

Last year, the Company’s shareholders approved the adoption of the 2012 Incentive Plan.  Pursuant to the 2012 Incentive Plan, employees and non-employee directors are eligible to receive awards consisting of stock options, SARs, restricted stock awards, restricted stock units, other stock based awards, and related supplemental payments. However, as adopted by the Board, currently only stock option awards may be granted under the 2012 Incentive Plan. The Company must seek shareholder approval first in order for the other types of awards referenced above to be granted by the Compensation Committee.  In fiscal year 2013, no awards were granted under the 2012 Incentive Plan and 350,000 shares of Common Stock remain available for future awards under such Plan.

The Compensation Committee administers the 1994 Incentive Plan and the 2012 Incentive Plan and, subject to the respective provisions thereof, is authorized by the Board to (i) determine the type or types of awards made to each participant and the terms, restrictions, conditions and limitations applicable to each award, such as exercise price, vesting period, forfeiture provisions, expiration date and other material conditions, (ii) interpret the 1994 Incentive Plan and the 2012 Incentive Plan, (iii) grant waivers of restrictions thereunder and (iv) adopt such rules and regulations as it may deem necessary or appropriate in keeping with the objectives of the 1994 Incentive Plan and the 2012 Incentive Plan, provided that the provisions of Section 422 of the Code governing the issuance of incentive stock options shall not be overridden.

For the year ended March 31, 2013, there were no material modifications made to the outstanding equity awards held by the executive officers.

The following table contains information concerning our 1994 Incentive Plan and 2012 Incentive Plan as of March 31, 2013:

Plan (1)	Number of securities to be issued upon exercise of outstanding options (#) (a)	Weighted average exercise price of outstanding options ($) (b)	Unvested Restricted Units Awards Outstanding(c)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (d)

1994 Incentive Plan	1,411,500	$46.25	4,167	58,001	(2)

2012 Incentive Plan	—	—	—	350,000

(1)   Each Plan was approved by the Company’s shareholders.

(2)   From this amount, 37,500 shares were reserved for issuance as restricted stock unit awards under the 1994 Incentive Plan.

Annual Non-Equity Incentive Compensation Plan

The Board and the shareholders of the Company approved our Annual Bonus Plan in 2008.  The Company’s shareholders are being asked to reapprove the material terms of the performance measures used in the Annual Bonus Plan at this Annual Meeting (See Proposal 3 — Re-Approval of the Material Terms of the Performance Measures under the Consolidated Graphics Annual Incentive Compensation Plan). Under the terms of the Annual Bonus Plan, the Compensation Committee may designate executive officers to be participants in such Plan, which shall be evidenced by the execution of a written award agreement setting forth the terms and conditions of such award. Awards shall only be made in cash, and the maximum award that may be paid to any participant under the Annual Bonus Plan for any given fiscal year is an amount equal to $5 million.

A participant’s award shall be paid only if specified objective performance goals set forth in an award agreement have been achieved during the course of the relevant performance period by an individual, the Company, an affiliate, or one or more business units of the Company or an affiliate, as applicable. The amount of a participant’s award shall be determined by reference to a formula contained in the relevant award agreement, set by the Compensation Committee, which shall describe the performance goal or goals and the percentage of the potential award to be paid depending upon the level of the performance goal(s) achieved. It is intended that the Annual Bonus Plan and the performance goals conform to Section 162(m) of the Code (and therefore such awards would be tax deductible by the Company), which generally limits the deductibility, for federal income tax purposes, of certain types of compensation paid to certain executive officers of the Company to $1 million with respect to any such officer during any taxable year of the Company.

To date, the sole participant under the Annual Bonus Plan is Mr. Davis, our Chief Executive Officer. A cash bonus of $750,000 was paid to Mr. Davis under the annual bonus award granted to him for the performance period ended March 31, 2013.  For additional information with respect to the annual bonus awards granted to Mr. Davis, please refer to “Executive Compensation — Components of Executive Compensation, Annual Non-Equity Incentive Compensation Awards/ Discretionary Bonuses”.

Outstanding Equity Awards

The following table sets forth information concerning outstanding equity awards of our named executive officers granted under our 1994 Incentive Plan and the 2012 Incentive Plan as of March 31, 2013.

2013 Outstanding Equity Awards at Fiscal Year End

	Stock Option Awards				Restricted Stock Unit Awards
	Number of	Number of
	Securities Underlying	Securities Underlying			Aggregate Number of Shares or Units of Stock	Aggregate Market Value of Shares or Units of Stock That
	Unexercised	Unexercised	Option Exercise	Option Expiration	That Have Not	Have Not
Name	Options	Options(1)	Price	Date	Vested (2)	Vested(3)
	Exercisable	Unexercisable

Joe R. Davis, Chairman of the Board and Chief Executive Officer					4,167	$162,930
	50,000	—	$23.00	8/4/2013	—	—
	50,000	—	$41.51	7/26/2014	—	—
	50,000	—	$50.84	2/8/2016	—	—
	300,000	—	$50.90	2/10/2016	—	—
	360,000	90,000	$56.82	5/22/2018	—	—
	21,000	14,000	$15.96	5/21/2019	—	—

Jon C. Biro, Executive Vice President, Chief Financial and Accounting Officer, and Secretary	30,000	—	$40.99	1/14/2018	—	—
	—	5,000	$17.16	12/15/2018	—	—
	2,000	6,000	$42.34	9/14/2020	—	—
	3,000	12,000	$50.14	11/4/2021	—	—
	—	100,000	$28.85	9/19/2022	—	—

(1)    Mr. Davis’ unvested stock option awards vest in annual increments over a five year period, with vesting commencing on (i) May 22, 2009 with respect to the 450,000 stock option award and (ii) May 21, 2010 with respect to the 35,000 stock option award.  Mr. Biro’s unvested stock option awards vest in annual increments over a five year period, with vesting commencing on (i) December 15, 2009 with respect to the 25,000 stock option award, (ii) September 14, 2011 with respect to the 10,000 stock option award, (iii) November 4, 2012 with respect to the 15,000 stock option award and (iv) September 19, 2013 with respect to the 100,000 stock option award.

(2)    An award for 12,500 restricted stock units was granted to Mr. Davis on April 1, 2010 and is subject to a three year vesting schedule; 4,167 remained unvested as of March 31, 2013.

(3)    The market value of Mr. Davis’ restricted stock units that have not vested is based on the closing market price of our Common Stock ($39.10) on the NYSE on March 28, 2013 (the last trading day of the fiscal year).

Option Exercises and Stock Vested

The following table sets forth information concerning the exercise of stock option and vesting of restricted stock unit awards issued under our 1994 Incentive Plan to our named executive officers during the fiscal year ended March 31, 2013. No awards have been granted under the 2012 Incentive Plan.

2013 Option Exercises and Stock Vested

	Stock Options		Restricted Stock Units
Name	Number of Shares Acquired on Exercise	Value Realized on Exercise(1)	Number of Shares Vested	Value Realized Upon Vesting(1)

Joe R. Davis, Chairman of the Board and Chief Executive Officer	50,000	$484,000	12,500	$563,125

Jon C. Biro, Executive Vice President, Chief Financial and Accounting Officer, and Secretary	5,000	$88,800	—	—

(1)   Reflects the closing market price of our Common Stock on the day of exercise or vesting, as applicable.

Compensation Policies and Practices as They Relate to Risk Management

The Company has reviewed the elements of compensation during fiscal year 2013 for its employees, including executive officers, to determine whether any portion of such compensation encouraged excessive risk taking.  The Company believes that the risks arising from our compensation policies and practices for our executive officers and other employees are not reasonably likely to have a material adverse effect on the Company.  In addition, we believe that the mix and design of the elements of compensation do not encourage management to assume excessive risks.

TRANSACTIONS WITH RELATED PERSONS

Policies and Procedures for Review, Approval or Ratification of Related Person Transactions

The Company has adopted a written Code of Ethics applicable to our directors and employees which sets forth the Company’s policies with respect to conflicts of interest situations, including related person transactions.  Under our Code of Ethics, any conflict of interest situation must be immediately and fully disclosed to the Company, and related person transactions involving a member of the Board, an executive officer or one of their immediate family members are strictly prohibited, unless a prior waiver approving such transaction is obtained from the independent directors of the Board or a Board committee consisting of independent directors.  Company management is responsible for implementing processes and controls to obtain information from members of our Board and executive officers with respect to any related person transactions, including information received pursuant to annual director and officer questionnaires we require to be completed.

The Nominating and Governance Committee, in accordance with its charter, assists the Board in overseeing procedures requiring Company management to promptly notify such Committee of any potential violations and/or waivers for related person transactions involving a member of the Board, an executive officer or one of their immediate family members.  The Audit Committee, in accordance with its charter, assists the Board in overseeing the Company’s compliance with legal and regulatory requirements, including an annual review of the reasonableness of any related person transactions and adequacy of disclosure of same.

Related Person Transactions

The Company has previously entered into indemnification agreements with each director, including Mr. Davis, and an executive officer, Mr. Biro, which provide, among other things, that the Company will indemnify such persons, under the circumstances and to the extent provided for therein, for expenses, damages, judgments, fines and settlements he may be required to pay in actions or proceedings which he is or may be made a party by reason of his position as an officer or director of the Company, and otherwise to the fullest extent permitted under Texas law and the Company’s By-laws.  There were no other related person transactions between the Company and any director, executive officer or immediately family member of same during the 2013 fiscal year.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

For the fiscal year ended March 31, 2013, KPMG LLP served as the Company’s independent registered public accounting firm.  Representatives of KPMG LLP are expected to be present at the Annual Meeting, with the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions.

Principal Accounting Fees and Services

The following table presents fees for all professional services rendered to the Company by KPMG LLP for the years ended March 31, 2013 and 2012.

	Year Ended March 31,
	2013	2012
Audit fees (1)	$775,000	$818,450
Audit-related fees (2)	—	—
Tax fees (3)	—	37,500
All other fees (4)	1,786	1,650
Total	$776,780	$857,600

(1)   Audit fees: Consists of fees billed for professional services rendered for the audit of the Company’s consolidated financial statements included in the Company’s Annual Report on Form 10-K, for the review of the interim condensed consolidated financial statements included in the Company’s Quarterly Reports on Form 10-Q, for the audit of the effectiveness of the Company’s internal control over financial reporting and other services that are normally provided in connection with statutory and regulatory filings. The audit fees previously reported by the Company in the 2012 proxy statement filed with the SEC were subsequently adjusted from $782,000 to $818,450 as reported above.

(2)   Audit related fees: Consists of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s consolidated financial statements and are not reported under “Audit Fees”, specifically, additional attest services that are not required by statute or regulation.

(3)   Tax fees: Consists of fees billed for professional services related to miscellaneous tax consulting and planning.

(4)   All other fees: Consists of fees billed for online software used for accounting research by the Company.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm

The Audit Committee is responsible for, among other things, appointing, setting compensation, and overseeing the performance of the Company’s independent registered public accounting firm.  As of the date of this Proxy Statement, the Audit Committee has not established any pre-approval policies with respect to any audit or non-audit services of the Company’s independent registered public accounting firm, KPMG LLP.  Accordingly, the practice of the Company is to obtain advance approval from the Audit Committee for each discrete service proposed to be provided by KPMG LLP.  The Audit Committee has delegated to each of its committee members authority to pre-approve any audit or non-audit services proposed to be provided by KPMG LLP, provided, that the (i) fees for such services do not exceed $100,000 in the aggregate, (ii) any matters approved by such Audit Committee member are to be presented to the full Audit Committee at its next scheduled meeting and (iii) such services must be allowed to be provided by KPMG LLP under applicable law and the rules of the SEC relating to auditor independence.

AUDIT COMMITTEE REPORT

The Audit Committee has been appointed by the Board of Directors to, among other things, assist the Board in fulfilling its responsibility to oversee the integrity of the Company’s financial statements, the Company’s compliance with legal and regulatory requirements, the qualifications, independence, selection and compensation of the Company’s registered independent public accounting firm, and the performance of the Company’s internal audit function and the external auditors.  The Audit Committee operates under a written charter adopted by the Board and reviewed annually by the Audit Committee.  The Audit Committee furnished the following report for fiscal year 2013:

Management is responsible for the preparation, presentation and integrity of the Company’s financial statements, accounting and financial reporting principles and internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations.  The Company’s independent registered public accounting firm, KPMG LLP, is responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with generally accepted auditing standards in the United States of America and issuing a report thereon. The independent auditor is also responsible for performing independent audits of the Company’s internal controls over financial reporting.

Management has represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee has reviewed and discussed with management and KPMG LLP, the Company’s independent registered public accountants, the Company’s audited financial statements as of and for the year ended March 31, 2013. The Audit Committee has also discussed with KPMG LLP the matters required to be discussed by Statement on Auditing Standards No. 61 “Communications with Audit Committee”, as amended (AICPA, Professional Standards, Vol. 1 AU, Section 380), as adopted by the Public Company Accounting Oversight Board (PCAOB) in Rule 3200T.  The Audit Committee has received the written disclosures and the letter from KPMG LLP, its independent registered public accountants, required by applicable requirements of the PCAOB regarding KPMG LLP’s communications with the Audit Committee concerning independence, and the Audit Committee has discussed with KPMG LLP its independence.  The Audit Committee has also considered the compatibility of the provision of non-audit services with the independent auditor’s independence.

Management has also represented to the Audit Committee that it has completed an assessment of the effectiveness of the Company’s internal control over financial reporting, and the Audit Committee has reviewed and discussed with management and KPMG LLP the scope and results of their respective assessments of the Company’s internal control over financial reporting.

Based on the reports and discussions described in this report, the Audit Committee recommended to the Board of Directors of the Company that the audited financial statements referred to above be included in the Company’s Annual Report on Form 10-K for the year ended March 31, 2013 for filing with the Securities and Exchange Commission.

The Audit Committee members:	Todd A. Reppert, Chairman	Brady F. Carruth	Gary L. Forbes

Notwithstanding anything to the contrary set forth in any of our previous filings under the Securities Act or the Exchange Act that incorporate future filings, including this Proxy Statement, in whole or in part, the foregoing Audit Committee Report shall not be deemed to be filed with the SEC or incorporated by reference into any filing under the Securities Act or the Exchange Act, except to the extent that we specifically incorporate it by reference.

PROPOSAL 3 — REAPPROVAL OF THE MATERIAL TERMS OF THE PERFORMANCE MEASURES UNDER THE CONSOLIDATED GRAPHICS, INC. ANNUAL INCENTIVE COMPENSATION PLAN

The Consolidated Graphics, Inc. Annual Incentive Compensation Plan, which we refer to as the Annual Bonus Plan, is designed to comply with the requirements of Section 162(m) of the Internal Revenue Code of 1986, as amended (“Section 162(m)”). Under Section 162(m), the Company cannot deduct certain compensation in excess of $1 million paid to an employee who is a covered employee.  Certain compensation, including compensation paid based on the achievement of pre-established performance measures, is excluded from this deduction limit if the material terms under which the compensation is to be paid, including the performance measures to be used, are approved by shareholders. Shareholders approved the Annual Bonus Plan and the performance measures thereunder at the 2008 annual shareholders’ meeting. Section 162(m) requires that shareholders reapprove the material terms of the performance measures under the plan at least every five years.  No changes are being made to the terms of the Annual Bonus Plan in connection with the proposed shareholder reapproval of the material terms of the performance measures.

We are asking shareholders at this meeting to reapprove the material terms of the performance measures under the Annual Bonus Plan.

Requirements of Section 162(m)

Generally, no federal income tax deduction is allowed for the Company for any compensation paid to a covered employee of the Company in any taxable year to the extent that the covered employee’s compensation exceeds $1,000,000. For this purpose, “covered employees” are generally the chief executive officer of the Company and the three highest compensated officers of the Company (other than the chief financial officer), and the term “compensation” generally includes amounts includable in gross income as a result of the exercise of stock options or stock appreciation rights, or the payment of restricted stock unit awards. This deduction limitation does not apply to compensation that is:

•                  commission-based compensation,

•                  performance-based compensation,

•                  compensation which would not be includable in an employee’s gross income, and

•                  compensation payable under a written binding contract in existence on February 17, 1993, and not materially modified after that date.

For this purpose, the incentive compensation awards under the Annual Bonus Plan are designed to meet the requirements of performance-based compensation under Section 162(m), and the Compensation Committee intends to administer the Annual Bonus Plan in a manner that maximizes the Company’s tax deductions under Section 162(m).

Material Terms of the Performance-Based Awards Under the Annual Bonus Plan

For purposes of Section 162(m), the material terms of the performance-based awards include (i) the participants eligible to receive compensation under the Annual Bonus Plan, (ii) the maximum award that can be paid under the Annual Bonus Plan, and (iii) a description of the performance measures on which the performance goal is based.  Each of these aspects of the Annual Bonus Plan is summarized below.  The following description addresses limited aspects of the Annual Bonus Plan, primarily the material terms of the performance-based awards, including the list of permissible business criteria for performance objectives, that may apply to a grant of qualified performance awards. This description is qualified in its entirety by the full text of the Annual Bonus Plan, which is attached as Appendix A to this Proxy Statement.

Participation. Only executive officers of the Company are eligible to participate in the Annual Bonus Plan, as determined by our Compensation Committee. Because only our executive officers are eligible to receive awards under the Annual Bonus Plan, they may be deemed to have a personal interest in the adoption of this proposal. The Compensation Committee shall from time to time, in its sole discretion, select the participants in the Annual Bonus Plan, and participation in such Plan shall be evidenced by the execution of a written award agreement under the Annual Bonus Plan setting forth the terms and conditions of such award.

Maximum Award. The maximum award that may be paid to any participant under the Annual Bonus Plan for a fiscal year is an amount equal to $5 million.

Incentive Compensation Awards.  A participant’s award shall be paid only if specified performance measures set forth in an award agreement have been achieved during the course of the relevant performance period by an individual, the Company, an affiliate, or one or more business units of the Company or an affiliate, as applicable.  The amount of a participant’s award shall be determined by reference to a formula contained in the relevant award agreement, as set by the Compensation Committee, which shall describe the performance measure or measures and the percentage of the potential award to be paid depending upon the level of the performance measure(s) achieved.

Performance Measure Criteria.  Performance measures shall be established no later than the earlier to occur of (1) 90 days after the commencement of the period of service to which the performance measure relates and (2) the lapse of 25% of the period of service (as scheduled in good faith at the time the goal is established), and in any event while the outcome is still substantially uncertain. In interpreting provisions applicable to performance measures, it is the intent of the Annual Bonus Plan to conform with the standards of Section 162(m) and Treasury Regulation §1.162-27(e)(2)(i), and in establishing such measures and interpreting the Annual Bonus Plan, the Compensation Committee shall be guided by such provisions.  With respect to awards that are intended to be performance-based under Section 162(m), our Compensation Committee will establish written objective performance measures for each performance period, which may include the following:

•                  earnings, either in the aggregate or on a per-share basis, reflecting such dilution of shares as the Compensation Committee deems appropriate, including operating earnings, pre-tax earnings, earnings before interest and taxes, and earnings before interest, taxes, depreciation and amortization;

•                  gross or net revenue;

•                  operating or net cash flow;

•                  financial return ratios (e.g., return or net return on one or more of the following: assets, net assets, equity, invested capital, revenue);

•                  margins, including net, operating or pre-tax margins;

•                  total shareholder return;

•                  financial ratios (e.g., debt to capitalization or debt to equity);

•                  growth in financial measures or ratios (e.g., revenue, earnings, cash flow, stockholders’ equity, margins); or

•                  customer satisfaction, based on specified objective goals, or a customer survey sponsored by the Company, an affiliate, or one or more business units of the Company or an affiliate, as applicable.

Such performance measure need not be based upon an increase or positive result under a particular business criterion and could include, for example, maintaining the status quo or limiting economic losses (measured, in each case, by reference to specific business criteria).

Benefits Not Determinable. Because performance measure criteria may vary from year to year, benefits payable to our executive officers under the Annual Bonus Plan are not determinable. The Annual Bonus Plan is designed to provide payments only if the performance measures established by the Compensation Committee have been met and the attainment of the measures has been certified by the Committee. To date, the sole participant under the Annual Bonus Plan has been Mr. Davis, our Chief Executive Officer. As contemplated under Mr. Davis’ employment agreement, the Compensation Committee granted Mr. Davis a non-equity incentive compensation award for the 2014 fiscal year performance period as set forth in his 2014 Award Agreement.  Mr. Davis’ targeted annual bonus award is equal to 100% of his annual base salary but, depending on the growth of the Company’s earnings per share and the Company’s return on equity as set forth above, Mr. Davis would have the ability to earn a bonus equal to 225% of his annual base salary. For additional information with respect to the annual bonus awards granted to Mr. Davis, please refer to “Executive Compensation — Components of Executive Compensation, Annual Non-Equity Incentive Compensation Awards/ Discretionary Bonuses”. The payments made to Mr. Davis under this Plan, if any, for the three most recent fiscal years are disclosed under the column “Non-Equity Incentive Plan Compensation” in the Summary Compensation Table on page 24.

If the shareholders approve the proposal, performance-based awards made under the Annual Bonus Plan to the covered employees will, assuming other conditions are met, be eligible for treatment as “performance-based compensation” within the meaning of Section 162(m) and will be tax deductible to us. If the shareholders do not approve the proposal, awards that are granted under the Annual Bonus Plan may fail to satisfy the performance-based compensation exception under Section 162(m) and the Company may not be entitled to a deduction for compensation paid under the Annual Bonus Plan.

The Board believes that the proposed reapproval of the material terms of the performance measures under the Annual Bonus Plan is in the best interest of the Company and its shareholders.  THE BOARD THEREFORE RECOMMENDS A VOTE “FOR” THE PROPOSED REAPPROVAL OF THE MATERTIAL TERMS OF THE PERFORMANCE MEASURES UNDER THE ANNUAL BONUS PLAN, AND PROXIES THAT ARE RETURNED BUT NOT MARKED TO THE CONTRARY WILL BE SO VOTED.  The affirmative vote of the holders of a majority of the outstanding shares of Common Stock present, in person or by proxy, and entitled to vote at the Annual Meeting is required to reapprove the material terms of the performance measures under the Annual Bonus Plan.

PROPOSAL 4—RATIFY APPOINTMENT OF KPMG LLP AS COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee is required by law and applicable New York Stock Exchange rules to be directly responsible for the appointment, compensation and retention of the Company’s independent registered public accountants. The Audit Committee has re-appointed KPMG LLP, independent registered public accounting firm, for the examination of the accounts and audit of the financial statements of the Company for the year ending March 31, 2014. KMPG LLP was the Company’s independent registered public accounting firm for the year ended March 31, 2013.  While shareholder ratification is not required by the Company’s By-laws or otherwise, the Board will present a proposal to the shareholders to approve and ratify as part of good corporate governance principles, the appointment of KPMG LLP. If the shareholders fail to ratify the selection, the Audit Committee may, but is not required to, reconsider whether to retain KPMG LLP. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and its shareholders. Representatives of KPMG LLP are expected to be present at the Annual Meeting, with the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions.

THE BOARD RECOMMENDS A VOTE “FOR” RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM OF THE COMPANY FOR THE FISCAL YEAR ENDING MARCH 31, 2014.  UNLESS OTHERWISE INDICATED, ALL PROPERLY EXECUTED PROXIES RECEIVED BY THE COMPANY WILL BE VOTED “FOR” SUCH RATIFICATION.

SHAREHOLDER PROPOSALS

If you want to submit a proposal, including candidate(s) for election to the Board of Directors, for consideration by the shareholders at the 2014 annual meeting of shareholders, we must receive such proposal no later than March 11, 2014 in order for it to be included in the respective proxy statement pursuant to the Exchange Act rules; otherwise, proposals to be presented in person at the annual meeting, but not included in the proxy statement, must be received by us no earlier than April 10, 2014 and no later than May 10, 2014 to be considered timely pursuant to our By-laws.  All proposals must be submitted in writing to our Corporate Secretary, Consolidated Graphics, Inc., 5858 Westheimer, Suite 200, Houston, Texas 77057 and must fully comply with the specific procedural requirements set forth in our By-laws, the rules of the Exchange Act and other applicable SEC rules and regulations.  If you would like a copy of the procedural requirements with respect to shareholder proposals, please contact our Corporate Secretary for a copy of our By-laws.

The persons named in the Company’s form of proxy for the 2013 annual meeting of shareholders will have discretionary authority to vote any proxies they hold at such meeting on any matter for which the Company does not receive advance notice as required under the By-laws.  If the date of the 2014 annual meeting of shareholders is advanced or delayed by more than 30 calendar days from the date of the 2013 annual meeting of shareholders, the Company shall, in a timely manner, inform shareholders of such change, by including a notice, under Item 5, in its earliest possible Quarterly Report on Form 10-Q, and provide new deadlines for submitting proposals to be included in the Company’s proxy statement and the new date for determining whether the Company has received timely notice of a matter.

In order to avoid controversy as to the date on which the Company receives any such proposal, it is suggested that shareholders submit their proposals by certified mail, return receipt requested, or other means that permit them to prove the date of delivery.

BUSINESS TO BE TRANSACTED

The Company did not receive any proposals from any shareholder for consideration at the Annual Meeting, and management does not presently intend to bring any business before the meeting other than the matters referred to in the accompanying notice.  If, however, any other matters properly come before the meeting, it is intended that the persons named in the accompanying proxy will vote pursuant to the proxy in accordance with their best judgment on such matters.

HOUSEHOLDING MATTERS

Each year in connection with the annual meeting of shareholders, we are required to send to each shareholder of record a proxy statement, annual report and notice of internet availability of proxy materials, and to arrange for such documents to be delivered to each beneficial shareholder whose shares are held by or in the name of a broker, bank, trust or other nominee.  Because some shareholders hold shares of the Company’s Common Stock in multiple accounts, this process results in duplicate delivery of such documents to shareholders who share the same address.  Shareholders may avoid receiving duplicate deliveries and save us the cost of producing and delivering duplicate documents as follows:

Shareholders of Record.  If your shares are registered in your own name and you are interested in consenting to the delivery of a single proxy statement, annual report and notice of internet availability of proxy materials, you may contact the Corporate Secretary of the Company by mail at 5858 Westheimer, Suite 200, Houston, Texas 77057 or by telephone at (713) 787-0977.

Beneficial Shareholders.  If your shares are not registered in your own name, your broker, bank, trust or other nominee that holds your shares may have asked you to consent to the delivery of a single proxy statement, annual report and notice of internet availability of proxy materials if there are other shareholders who share an address with you.  If you currently receive more than one copy of such documents at your household and would like to receive only one copy of each in the future, you should contact your nominee.

Right to Request Separate Copies.  If you consent to the delivery of a single proxy statement, annual report and notice of internet availability of proxy materials but later decide that you would prefer to receive a separate copy of each document, as applicable, for each shareholder sharing your address, then please not ify us or your nominee, as applicable, and we or they will promptly deliver such additional documents.  If you wish to receive a separate copy of such documents for each shareholder sharing your address in the future, you may contact the Corporate Secretary of the Company by mail at 5858 Westheimer, Suite 200, Houston, Texas 77057 or by telephone at (713) 787-0977.

OTHER INFORMATION

Proxy cards and materials will be distributed to beneficial owners of Common Stock through brokers, custodians, nominees and other like parties, and the Company expects to reimburse such parties for reasonable charges and expenses normal for such services. Proxies may be solicited on our behalf by our directors, officers or employees in person or by telephone, electronic transmission, and facsimile transmission without additional compensation.  All costs involving the solicitation of proxies on the Company’s behalf will be borne by the Company.

The Annual Report to Shareholders, containing the audited consolidated financial statements of the Company for the fiscal year ended March 31, 2013, accompanies this Proxy Statement, but is not a part thereof.

A COPY OF THE COMPANY’S MOST RECENT ANNUAL REPORT ON FORM 10-K, INCLUDING THE FINANCIAL STATEMENTS AND SCHEDULES THERETO, WITHOUT THE ACCOMPANYING EXHIBITS, AS FILED WITH THE SEC WILL BE MADE AVAILABLE WITHOUT CHARGE UPON WRITTEN REQUEST TO: CONSOLIDATED GRAPHICS, INC., ATTENTION: SECRETARY, 5858 WESTHEIMER, SUITE 200, HOUSTON, TEXAS 77057.  A LIST OF EXHIBITS IS INCLUDED IN THE FORM 10-K, AND EXHIBITS ARE AVAILABLE FROM THE COMPANY UPON THE PAYMENT TO THE COMPANY OF THE REASONABLE COSTS OF FURNISHING THE SAME. THESE DOCUMENTS MAY ALSO BE ACCESSED THROUGH THE COMPANY’S WEB SITE AT WWW.CGX.COM.

/s/ Jon C. Biro

Jon C. Biro
Secretary

APPENDIX A

CONSOLIDATED GRAPHICS, INC.

ANNUAL INCENTIVE COMPENSATION PLAN

(Effective as of April 1, 2008)

1.                                      Objective.  The Consolidated Graphics, Inc. Annual Incentive Compensation Plan (the “Plan”) is designed to retain selected executive officers of Consolidated Graphics, Inc. (the “Company”), a Texas corporation, and reward them for making significant contributions to the success of the Company.  These objectives are to be accomplished by making annual awards under the Plan and thereby providing Participants with a financial interest in the overall performance and growth of the Company.  The Plan and Awards granted hereunder are intended to be exempt from the requirements of Section 409A of the Code, and shall be interpreted and administered in a manner consistent with that intent.

2.                                      Definitions.  As used herein, the terms set forth below shall have the following respective meanings:

“Act” means the Securities Exchange Act of 1934, as amended.

“Affiliate” or “Affiliates” shall mean and refer to any direct or indirect subsidiaries of the Company, or any other entity or entities through which the Company or any subsidiary of the Company may conduct the Company’s business.

“Award” means an incentive compensation award payable in cash and granted to a Participant pursuant to any applicable terms, conditions and limitations as the Committee may establish in order to fulfill the objectives of the Plan.

“Award Agreement” means a written agreement between the Company and a Participant that sets forth the terms, conditions and limitations applicable to an Award.

“Beneficiary” means such person or persons, or the trustee of an inter vivos trust for the benefit of natural persons, designated by the Participant in a written election form filed with the Committee as entitled to receive the Participant’s Award(s) in the event of the Participant’s death, or if no such election form shall have been so filed, or if no designated Beneficiary survives the Participant or can be located by the Committee, the person or persons entitled thereto under the last will of such deceased Participant, or if such decedent left no will, to the legal heirs of such decedent determined in accordance with the laws of intestate succession of the state of the decedent’s domicile.

“Board” means the Board of Directors of the Company.

“Code” means the Internal Revenue Code of 1986, as amended.

“Committee” means the Compensation Committee of the Board.

“Company” means Consolidated Graphics, Inc., a Texas corporation, or any successor thereto.

“Effective Date” means April 1, 2008.

“Employment” means employment with the Company or an Affiliate.

“Fiscal Year” means April 1 through March 31.

“Participant” means an executive officer of the Company who receives an Award Agreement.

“Performance Period” means the Fiscal Year or (such shorter period within the Fiscal Year as may be determined by the Committee) during which the performance goals established pursuant to Section 5 are measured.

“Plan” means this Consolidated Graphics, Inc. Annual Incentive Compensation Plan, as set forth herein and as may be amended from time to time.

A pronoun or adjective in the masculine gender includes the feminine gender, and the singular includes the plural unless the context clearly indicates otherwise.

3.                                      Eligibility.  Only executive officers of the Company are eligible to participate in this Plan.  The Committee, from time to time and in its sole discretion, shall select the Participants in the Plan and participation in the Plan shall be evidenced by the execution of Award Agreements under the Plan.

4.                                      Plan Administration.  The Plan shall be administered by the Committee, which shall have full and exclusive power to interpret this Plan and to adopt such rules, regulations and guidelines for carrying out this Plan as it may deem necessary or appropriate in its sole discretion.  All decisions of the Committee in the interpretation and administration of this Plan shall lie within its sole and absolute discretion and shall be final, conclusive and binding on the Participants.  The Committee shall determine all terms and conditions of the Awards.  No member of the Committee shall be liable for anything done or omitted to be done by him or by any member of the Committee in connection with the performance of any duties under this Plan, except for his own willful misconduct or as expressly provided by statute.

5.                                      Awards and Limitations Thereon.  An Award shall be paid only if specified performance goals set forth in an Award Agreement have been achieved during the course of the relevant Performance Period by an individual, the Company, an Affiliate, or one or more business units of the Company or an Affiliate, as applicable.  The amount of the Award shall be determined by reference to the formula contained in the relevant Award Agreement, which shall describe the performance goal or goals and the percentage of the potential Award to be paid depending upon what level of the performance goal(s) is achieved.  Performance goals shall be established no later than the earlier to occur of (1) 90 days after the commencement of the period of service to which the performance goal relates and (2) the lapse of 25% of the period of service (as scheduled in good faith at the time the goal is established), and in any event while the outcome is still substantially uncertain.  Performance goals may include: (a) earnings, either in the aggregate or on a per-share basis, reflecting such dilution of shares as the Committee deems appropriate, including operating earnings, pre-tax earnings, earnings before interest and taxes, and earnings before interest, taxes, depreciation and amortization; (b) gross or net revenue; (c) operating or net cash flow; (d) financial return ratios (e.g., return or net return on one or more of the following: assets, net assets, equity, invested capital, revenue); (e) margins, including net, operating or pre-tax margins;  (f) total shareholder return; (g) financial ratios (e.g., debt to capitalization or debt to equity); (h) growth in financial measures or ratios (e.g., revenue, earnings, cash flow, stockholders’ equity, margins); or (i) customer satisfaction, based on specified objective goals, or a customer survey sponsored by the Company, an Affiliate, or one or more business units of the Company or an Affiliate, as applicable.  Unless otherwise stated, such a performance goal need not be based upon an increase or positive result under a particular business criterion and could include, for example, maintaining the status quo or limiting economic losses (measured, in each case, by reference to specific business criteria).  In interpreting Plan provisions applicable to performance goals, it is the intent of the Plan to conform with the standards of Section 162(m) of the Code and Treasury Regulation §1.162-27(e)(2)(i), and the Committee in establishing such goals and interpreting the Plan shall be guided by such provisions.  The maximum Award that may be paid to any Participant under this Plan for a Fiscal Year is an amount equal to $5 million.

6.                                      Payment.

(a)                                 Payment shall be made to the Participant in accordance with the terms of the Award Agreement, provided that (1) the performance goal or goals specified in the relevant Award Agreement have been achieved and (2) the Committee has reviewed and approved the Award.

(b)                                 If, during the course of a Performance Period, the Participant takes a position with the Company or an Affiliate that is materially different from the position that he or she occupied at the commencement of such Performance Period and the Committee determines that such new position does not involve comparable or greater executive responsibilities than were enjoyed by such Participant at the beginning of such Performance Period, then the relevant Award Agreement shall automatically be terminated, unless otherwise provided in the Award Agreement.  The Committee shall decide, in its sole and absolute discretion, whether the Participant shall (1) receive a payment equal to the amount of the Award for such Performance Period, pro-rated (according to the Committee’s sole discretion) to recognize the duration of the Participant’s service in the capacity to which the Award Agreement relates, or (2) forfeit any interest in any Award for such Performance Period.  Notwithstanding the foregoing, the payment of any such prorated Award shall be paid only if the Committee determines that the relevant performance goals have been achieved.

(c)                                  In the event that the Participant is not an employee on the later of (1) the last day of the Performance Period or (2) the date on which the payment is made, the Award shall be forfeited, unless otherwise specifically set forth in the Award Agreement (or any other agreement between the Participant and the Company) in a manner that complies with Section 162(m)(4)(C) of the Code and applicable authorities.

7.                                      Tax Withholding.  The Company shall deduct applicable taxes with respect to the payment of any Award and take such other action as may be necessary to satisfy all obligations for withholding of such taxes.

8.                                      Non-Assignability.  Unless otherwise determined by the Committee, no Award or any other benefit under this Plan shall be assignable or otherwise transferable except to a Beneficiary or by will, the laws of descent and distribution or a domestic relations order.  The Committee may prescribe other restrictions on transfer.  Any attempted assignment of an Award or any other benefit under this Plan in violation of this Section 8 shall be null and void.

9.                                      Amendment, Modification, Suspension or Termination.  The Committee may amend, modify, suspend or terminate this Plan for the purpose of meeting or addressing any changes in legal requirements or for any other purpose permitted by law, except that (i) no amendment or alteration that would adversely affect the rights of any Participant under any Award previously granted to such Participant shall be made without the consent of such Participant and (ii) no amendment or alteration shall be effective prior to its approval by the shareholders of the Company, to the extent such approval is required by applicable legal requirements.

10.                               No Employment Guaranteed.  No provision of this Plan or any Award Agreement hereunder shall confer any right upon any executive officer to continued Employment.

11.                               Governing Law.  This Plan and all determinations made and actions taken pursuant hereto, to the extent not otherwise governed by mandatory provisions of the Act or other securities laws of the United States, shall be governed by and construed in accordance with the laws of the State of Texas, without reference to any conflicts of law principles thereof that would require the application of the laws of another jurisdiction.

2013 ANNUAL MEETING OF SHAREHOLDERS OF CONSOLIDATED GRAPHICS, INC. August 8, 2013 NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL: The Notice of Meeting, Proxy Statement, Proxy Card and the Annual Report for fiscal year ending March 31, 2013 are available at www.cgx.com Please sign, date and mail your proxy card in the envelope provided as soon as possible. Signature of Shareholder Date: Signature of Shareholder Date: Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person. To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. 1. To elect two Class II directors to serve on the Company's Board of Directors for terms of three years and until their successors are duly elected and qualified or until the earlier of their resignation or removal. Gary L. Forbes James H. Limmer 2. To approve in a non-binding advisory vote the compensation of the named executive officers. 3. To reapprove the material terms of the performance measures under the Consolidated Graphics, Inc. Annual Incentive Compensation Plan. 4. To ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending March 31, 2014. 5. To transact such other business as may properly come before the meeting or any postponement(s) or adjournment(s) thereof. THIS PROXY IS SOLICITED BY AND ON BEHALF OF THE BOARD OF DIRECTORS AND MAY BE REVOKED PRIOR TO ITS EXERCISE. THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR ALL NOMINEES” ON PROPOSAL 1, "FOR" ON PROPOSAL 2, "FOR" ON PROPOSAL 3 AND "FOR" ON PROPOSAL 4. THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS MADE, IT WILL BE VOTED “FOR ALL NOMINEES” ON PROPOSAL 1, "FOR" ON PROPOSAL 2, "FOR" ON PROPOSAL 3, "FOR" ON PROPOSAL 4 AND, ACCORDING TO THE DISCRETION OF THE PROXY HOLDERS, ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING OR ANY AND ALL POSTPONEMENTS OR ADJOURNMENTS THEREOF, INCLUDING PROCEDURES AND OTHER MATTERS RELATING TO THE CONDUCT OF THE MEETING. WHETHER OR NOT YOU PLAN TO ATTEND THIS MEETING, PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE. The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders, the Proxy Statement for such meeting, and the Annual Report of the Company for the fiscal year ended March 31, 2013. FOR AGAINST ABSTAIN FOR ALL NOMINEES WITHHOLD AUTHORITY FOR ALL EXCEPT (See instructions below) INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: NOMINEES: PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE x Please detach along perforated line and mail in the envelope provided. --------------- ---------------- 20230303000000000100 6 080813 MARK “X” HERE IF YOU PLAN TO ATTEND THE MEETING. FOR AGAINST ABSTAIN FOR AGAINST ABSTAIN GO GREEN e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.amstock.com to enjoy online access.

Signature of Shareholder Date: Signature of Shareholder Date: Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person. To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. 1. To elect two Class II directors to serve on the Company's Board of Directors for terms of three years and until their successors are duly elected and qualified or until the earlier of their resignation or removal. O Gary L. Forbes O James H. Limmer 2. To approve in a non-binding advisory vote the compensation of the named executive officers. 3. To reapprove the material terms of the performance measures under the Consolidated Graphics, Inc. Annual Incentive Compensation Plan. 4. To ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending March 31, 2014. 5. To transact such other business as may properly come before the meeting or any postponement( s) or adjournment(s) thereof. THIS PROXY IS SOLICITED BY AND ON BEHALF OF THE BOARD OF DIRECTORS AND MAY BE REVOKED PRIOR TO ITS EXERCISE. THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR ALL NOMINEES” ON PROPOSAL 1, "FOR" ON PROPOSAL 2, "FOR" ON PROPOSAL 3 AND "FOR" ON PROPOSAL 4. THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS MADE, IT WILL BE VOTED “FOR ALL NOMINEES” ON PROPOSAL 1, "FOR" ON PROPOSAL 2, "FOR" ON PROPOSAL 3, "FOR" ON PROPOSAL 4 AND, ACCORDING TO THE DISCRETION OF THE PROXY HOLDERS, ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING OR ANY AND ALL POSTPONEMENTS OR ADJOURNMENTS THEREOF, INCLUDING PROCEDURES AND OTHER MATTERS RELATING TO THE CONDUCT OF THE MEETING. WHETHER OR NOT YOU PLAN TO ATTEND THIS MEETING, PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE. The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders, the Proxy Statement for such meeting, and the Annual Report of the Company for the fiscal year ended March 31, 2013. FOR AGAINST ABSTAIN FOR ALL NOMINEES WITHHOLD AUTHORITY FOR ALL NOMINEES FOR ALL EXCEPT (See instructions below) INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: JOHN SMITH 1234 MAIN STREET APT. 203 NEW YORK, NY 10038 NOMINEES: 2013 ANNUAL MEETING OF SHAREHOLDERS OF CONSOLIDATED GRAPHICS, INC. August 8, 2013 INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions. Have your proxy card available when you access the web page. TELEPHONE - Call toll-free 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call. Vote online/phone until 11:59 PM EST the day before the meeting. MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible. IN PERSON - You may vote your shares in person by attending the Annual Meeting. GO GREEN - e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.amstock.com to enjoy online access. PROXY VOTING INSTRUCTIONS Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE x 20230303000000000100 6 080813 COMPANY NUMBER ACCOUNT NUMBER NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL: The Notice of Meeting, Proxy Statement, Proxy Card and the Annual Report for fiscal year ending March 31, 2013 are available at www.cgx.com MARK “X” HERE IF YOU PLAN TO ATTEND THE MEETING. FOR AGAINST ABSTAIN FOR AGAINST ABSTAIN

0 14475 CONSOLIDATED GRAPHICS, INC. Proxy Solicited on Behalf of Board of Directors 2013 Annual Meeting of Shareholders to be held Thursday, August 8, 2013 The undersigned hereby appoints Joe R. Davis and Jon C. Biro, jointly and severally, proxies with full power of substitution and resubstitution and with discretionary authority to represent and to vote, in accordance with the instructions set forth on the reverse, all shares of Common Stock which the undersigned is entitled to vote at the 2013 Annual Meeting of Shareholders of Consolidated Graphics, Inc. to be held at the Grand Hyatt San Antonio, 600 E. Mark Street, San Antonio, Texas 78205, on Thursday, August 8, 2013 at 5:00 p.m., Central Daylight Time, and any postponement(s) or adjournment(s) thereof. Shares represented by this proxy will be voted as directed by the shareholder. If no such directions are indicated, the proxies will have authority to vote “FOR ALL NOMINEES” on Proposal 1 (the election of Class II directors), "FOR" on Proposal 2, "FOR" on Proposal 3, and "FOR" on Proposal 4. In their discretion, the proxies are also authorized to vote upon such other business as may properly come before the meeting or any postponement (s) or adjournment (s) thereof, including procedural and other matters relating to the conduct of the meeting. (Continued and to be signed on the reverse side)